UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under to §240.14a-12

PARDES BIOSCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table in exhibit required by Exchange Act Rules 14a-6(i)(1) and 0-11.

☐ Fee paid previously with preliminary materials.

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS OF

PARDES BIOSCIENCES, INC.

Proxy Statement dated April 20, 2023

and first made available to stockholders on or about April 20, 2023

To our stockholders:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders (Annual Meeting) of Pardes Biosciences, Inc. (Company) at 8:00 A.M. Pacific Time | 11:00 A.M. Eastern Time on June 1, 2023. The Annual Meeting will be held in a virtual-only format. Stockholders will be able to attend and participate in the Annual Meeting online by visiting the following website www.virtualshareholdermeeting.com/PRDS2023, where you will be able to listen to the meeting live, submit questions, and vote. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and provides a safer forum in light of the ongoing COVID-19 pandemic, and therefore we have chosen this over an in-person meeting. This approach also lowers costs, enables participation from our global community, and aligns with our broader sustainability goals.

We have elected to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders by providing notice of and access to these documents on the Internet instead of mailing printed copies. Those rules allow a company to provide its stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. Most of our stockholders will not receive printed copies of our proxy materials unless requested, but instead will receive a Notice of Internet Availability of Proxy Materials (Notice of Internet Availability), with instructions on how they may access and review our proxy materials and our 2022 Annual Report to Stockholders on Form 10-K on the Internet and how they may cast their vote via the Internet. If you would like to receive a printed or e-mail copy of our proxy materials, please follow the instructions for requesting the materials in the Notice of Internet Availability that is being sent to you.

Your vote is very important. Whether or not you plan to attend the virtual Annual Meeting, we urge you to read the enclosed proxy statement and vote as soon as possible via the Internet, by telephone or, if you receive a paper proxy card or voting instruction form in the mail, by mailing the completed proxy card or voting instruction form. For specific voting instructions, please refer to the information provided in the accompanying Proxy Statement and in the Notice of Internet Availability.

A record of our business activities for the 2022 fiscal year is contained in our 2022 Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2022.

Thank you for your confidence and continued support of Pardes Biosciences.

Sincerely,

Thomas G. Wiggans
Chief Executive Officer and Chair of the Board of Directors

PARDES BIOSCIENCES, INC.

2173 Salk Ave.

Suite 250, PMB #052

Carlsbad, California 92008

NOTICE OF PARDES BIOSCIENCES, INC.’S 2023 Annual Meeting OF STOCKHOLDERS

Date and Time:	Thursday, June 1, 2023, at 8:00 A.M. Pacific Time | 11:00 A.M. Eastern Time.

Place:	The 2023 Annual Meeting of Stockholders (Annual Meeting) will be held entirely online at www.virtualshareholdermeeting.com/PRDS2023.

Purpose:	We are holding the Annual Meeting for the following purposes:

1.

To elect three Class II directors, Laura J. Hamill, John C. Pottage, Jr., M.D. and Michael D. Varney, Ph.D. to serve until the 2026 annual meeting of stockholders, and until her or his successor is duly elected and qualified;

	2.	To ratify, on an advisory basis, the appointment of KPMG LLP, as independent registered public accounting firm of Pardes Biosciences, Inc. for the fiscal year ending December 31, 2023; and

	3.	To transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Record Date:	Only stockholders of record at the close of business on April 4, 2023 are entitled to notice of, and to vote, at the meeting.

Meeting Admission:

All stockholders as of the record date, or their duly appointed proxies, may attend the completely “virtual meeting” of the stockholders. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/PRDS2023, you must enter the 16-digit control number found on your proxy card, voting instruction form or notice card.

Proxy Voting:

Beginning on or about April 20, 2023, a Notice of Internet Availability of Proxy Materials (Notice of Internet Availability) will be mailed to our stockholders of record on April 4, 2023. In addition, the proxy statement and our 2022 Annual Report to Stockholders on Form 10-K are available at www.proxyvote.com. As more fully described in the Notice of Internet Availability, all stockholders may choose to access these materials online or may request printed or emailed copies.

YOUR VOTE IS VERY IMPORTANT. Each share of common stock that you own represents one vote. We encourage you to vote your shares as soon as possible regardless of whether you plan to attend the meeting virtually or not. Specific instructions for voting over the Internet or mail are included in the Notice of Internet Availability. If you attend the Annual Meeting online and vote electronically during the meeting, your vote will replace any earlier vote.

For a period of 10 days prior to the Annual Meeting through the close of the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the meeting through an electronic network maintained by the Company upon request to the Company’s Corporate Secretary at CorpSecretary@pardesbio.com.

By order of the Board,

Thomas G. Wiggans,
Chief Executive Officer and Chair of the Board of Directors

April 20, 2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 1, 2023:

The proxy statement and our 2022 Annual Report to Stockholders on Form 10-K are available at www.proxyvote.com.

PARDES BIOSCIENCES, INC.

PROXY STATEMENT FOR 2023 ANNUAL MEETING OF STOCKHOLDERS

PARDES BIOSCIENCES, INC.

2173 Salk Avenue, Suite 250, PMB#052

Carlsbad, California 92008

PROXY STATEMENT FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

To be Held on Thursday, June 1, 2023 at 8:00 A.M. Pacific Time | 11:00 A.M. Eastern Time

As used in this proxy statement, “the Company,” “Pardes,” “we,” “us” and “our” refer to Pardes Biosciences, Inc. The term “Annual Meeting,” as used in this proxy statement, refers to the 2023 Annual Meeting of Stockholders and includes any adjournment or postponement of such meeting.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, properly submitted proxies will be voted in accordance with the recommendation of the Company’s Board of Directors (Board) with respect to each of the matters set forth in this proxy statement and the accompanying proxy card. You may revoke your proxy at any time before it is exercised at the Annual Meeting by giving our corporate secretary written notice to that effect.

This proxy statement and the 2022 Annual Report to Stockholders on Form 10-K (2022 Annual Report to Stockholders) are first being made available to stockholders on or about April 20, 2023.

Internet Availability of Proxy Materials

Under rules adopted by the U.S. Securities and Exchange Commission (SEC), we are furnishing proxy materials to our stockholders primarily via the Internet instead of mailing printed copies to each stockholder. On or about April 20, 2023, we expect to send to our stockholders a Notice of Internet Availability of Proxy Materials (Notice of Internet Availability) containing instructions on how to access our proxy materials, including our proxy statement and our 2022 Annual Report to Stockholders. The Notice of Internet Availability also provides instructions on how to vote and includes instructions on how to receive paper copies of the proxy materials by mail or an electronic copy of the proxy materials by email.

This process is designed to reduce our environmental impact and lower the costs of printing and distributing our proxy materials while providing our stockholders timely access to this important information. If you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

You are receiving this proxy statement because our Board is soliciting your proxy to vote your shares at the Annual Meeting with respect to the proposals described in this proxy statement. This proxy statement includes information that we are required to provide to you pursuant to the rules and regulations of the SEC and is designed to assist you in voting your shares.

When is the Annual Meeting?

The Annual Meeting is scheduled to be held on Thursday, June 1, 2023 at 8:00 A.M. Pacific Time (11:00 A.M. Eastern Time), solely by means of remote communication in a virtual-only format. You are invited to attend and are requested to vote on the proposals described in this proxy statement.

What is included in these proxy materials?

•
The Notice of Pardes Biosciences Inc.’s 2023 Annual Meeting of Stockholders (Notice of Annual Meeting);
•
This proxy statement; and
•
The 2022 Annual Report to Stockholders.

If you requested printed versions by mail, you will also receive a proxy card or voting instruction form.

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 20, 2023, we sent a Notice of Internet Availability to you.

Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, the proxy materials, including the Notice of Annual Meeting, this proxy statement and proxy card or, for shares held in street name (held for your account by a broker or other nominee), voting instruction form, and our 2022 Annual Report to Stockholders (collectively, the Proxy Materials), are available to stockholders on the Internet. We believe electronic delivery will expedite the receipt of materials, help lower our costs and reduce the environmental impact of our Annual Meeting materials. Accordingly, on or about April 20, 2023, we have sent a Notice of Internet Availability to stockholders of record and beneficial owners of our common stock, par value $0.0001 per share (Common Stock) as of April 4, 2023.

The Notice of Internet Availability provides instructions as to how stockholders may access and review the Proxy Materials on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a printed set of the Proxy Materials, including a proxy card, be sent to them by mail. The Notice of Internet Availability also provides voting instructions. In addition, stockholders of record may request to receive the Proxy Materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that while our Proxy Materials are available at the website referenced in the Notice of Internet Availability, and our Notice of Annual Meeting, proxy statement and 2022 Annual Report to Stockholders are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this proxy statement.

How do I attend the Annual Meeting?

The meeting will be held entirely online on Thursday, June 1, 2023 at 8:00 A.M. Pacific Time (11:00 A.M. Eastern Time) at www.virtualshareholdermeeting.com/PRDS2023. Information on how to vote at the virtual Annual Meeting is discussed below.

What items will be voted on at the Annual Meeting?

There are two items that stockholders may vote on at the Annual Meeting:

1.
To elect three Class II Directors, Laura J. Hamill, John C. Pottage, Jr., M.D. and Michael D. Varney, Ph.D. to serve until the 2026 annual meeting of stockholders, and until her or his successor is duly elected and qualified; and
2.
To ratify, on an advisory basis, the appointment of KPMG LLP, as independent registered public accounting firm of Pardes for the fiscal year ending December 31, 2023.

Will any other business be conducted at the Annual Meeting?

Other than the proposals described in this proxy statement, we know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matter properly comes before the stockholders at the Annual Meeting, it is the intention of the persons named as proxy holders to vote upon such matters in accordance with the recommendation of the Board.

When is the record date for the Annual Meeting?

Our Board has fixed the record date for the Annual Meeting as of the close of business on April 4, 2023 (Record Date).

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of the Record Date, a total of 61,716,745 shares of our Common Stock were outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter.

What is the difference between a stockholder of record and a “street name” holder?

If, on the Record Date, your shares are registered directly in your name with Continental Stock Transfer & Trust Company, Inc., our transfer agent, you are considered the stockholder of record, or a registered holder, with respect to those shares and our proxy materials have been made available to you. As a stockholder of record, you may vote at the Annual Meeting if you attend online or vote by proxy.

If your shares are held in a brokerage account or by a bank, trustee or other nominee (in “street name”), you are considered the beneficial owner of those shares and our proxy materials are being forwarded to you by your bank, broker, trustee or other nominee that is considered the owner of record of those shares. As the beneficial owner, you have the right to instruct your bank, broker, trustee or other nominee on how to vote your shares.

How do I vote by proxy before the Annual Meeting?

If your shares are held directly in your own name, and you received a Notice of Internet Availability, you may vote your shares online at www.proxyvote.com. You may also vote your shares by mail or telephone by requesting a paper copy of the proxy materials, which will include a proxy card. The proxy card will contain instructions for voting by mail and telephone.

If your shares are held directly in your own name, and you received printed copies of the Proxy Materials, you may vote your shares by mail by completing, signing and dating the proxy card. To vote over the Internet or by telephone, you should refer to your proxy card for instructions.

If your shares are held in street name, meaning registered in the name of your broker, bank, trustee or other nominee, you should vote your shares by following the instructions from your broker, bank, trustee or other nominee.

What shares are included on a proxy card or voting instruction form?

Each proxy card or voting instruction form represents the shares registered to you as of the close of business on the Record Date. You may receive more than one proxy card or voting instruction form if you hold your shares in multiple accounts, some of your shares are registered directly in your name with our transfer agent, or some of your shares are held in street name through a broker, bank, trustee or other nominee. Please vote the shares on each proxy card or voting instruction form to ensure that all of your shares are counted at the Annual Meeting.

What if I have shares registered in my name and don’t vote on a particular matter when returning a proxy card?

Properly signed proxy cards received before the close of voting at the Annual Meeting will be voted according to the directions provided. If a signed proxy card is returned without stockholder direction on a matter, the shares will be voted as recommended by the Board.

Will my shares held in street name be voted if I don’t provide instructions?

Current Nasdaq Stock Market LLC (Nasdaq) rules allow brokers to vote shares on certain “routine” matters for which their customers do not provide voting instructions. If you own shares in street name through a broker, bank, trustee or other nominee, the ratification of the appointment of KPMG LLP (KPMG) as our independent registered public accounting firm for the fiscal year ending December 31, 2023 is considered a “routine” matter on which your broker may use its discretion to vote your shares without your instructions. The election of the Class II Directors is not a “routine” proposal; therefore, your broker will be unable to vote your shares if you do not instruct your broker how to vote, which is referred to as a “broker non-vote.” Broker non-votes are counted for purposes of determining whether a quorum is present but will have no effect on the outcome of the proposals presented at the Annual Meeting.

How can I vote at the virtual Annual Meeting?

Stockholders of Record. If you are a stockholder of record, and your shares are registered directly in your name, you may vote:

•
By Internet. You may vote at www.proxyvote.com until 11:59 p.m. Eastern Time on May 31, 2023. You will need the 16-digit control number included on your proxy card.
•
By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903 until 11:59 p.m. Eastern Time on May 31, 2023. You will need the 16-digit control number included on your proxy card.
•
By Mail. If you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than May 31, 2023 to be voted at the Annual Meeting.
•
During the Annual Meeting. You may vote at the virtual Annual Meeting. If you were a stockholder of record as of the Record Date, you can attend and participate in the virtual Annual Meeting by going to www.virtualshareholdermeeting.com/PRDS2023. You will need the 16-digit control number included on your proxy card.

Even if you plan to attend our virtual Annual Meeting, we recommend that you vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.

Beneficial Owners of Shares held in Street Name. If you are a street name stockholder, you will receive voting instructions from your broker, bank, trustee or other nominee. You must follow the voting instructions provided by your broker, bank, trustee or other nominee in order to instruct your broker, bank, trustee or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank, trustee or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares on your own behalf at the Annual Meeting unless you obtain a legal proxy from your broker, bank, trustee or other nominee.

Voting by Proxy. All shares represented by valid proxies received before the Annual Meeting will be voted. If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board on all matters presented in this proxy statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretionary authority to vote your shares on those matters. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

I have shares registered in my name and also have shares in a brokerage account. How do I vote these shares?

Shares that you hold in street name are not included in the total number of shares set forth on your proxy card. Your broker, bank, trustee or other nominee will send you instructions on how to vote those shares.

What are the Board’s recommendations on how to vote my shares?

The Board recommends a vote:

Proposal 1:	“FOR” the election of the three Class II Director nominees, Laura J. Hamill, John C. Pottage, Jr., M.D. and Michael D. Varney, Ph.D., to hold office until the 2026 annual meeting of stockholders; and

Proposal 2:	“FOR” the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

None of our directors have any substantial interest in any matter to be acted upon except with respect to the directors so nominated. None of our executive officers have any substantial interest in any matter to be acted upon.

Who pays the cost for soliciting proxies?

We will pay the entire cost of soliciting proxies. In addition to these Proxy Materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

Can I change my vote?

Stockholder of Record; Shares Registered in Your Name. If your shares are registered directly in your name, you may change your vote or revoke your proxy by:

•
delivering written notice to the Company at any time before the close of voting at the Annual Meeting;
•
submitting a later dated proxy over the Internet or by telephone in accordance with the instructions in the Notice of Internet Availability or the proxy card (in which case only your latest Internet or telephone proxy submitted will be counted); or
•
attending the virtual Annual Meeting and voting your shares electronically during the Annual Meeting (your attendance at the virtual Annual Meeting, in and of itself, will not revoke your proxy).

Beneficial Owners of Shares Held in Street Name. If your shares are held in street name, you should contact your broker, bank, trustee or other nominee to change your vote or revoke your proxy.

How is a quorum reached?

The holders of a majority of the outstanding shares entitled to vote at the Annual Meeting, present virtually or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If you submit a properly executed proxy via the Internet or by telephone or mail, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. Broker non-votes will also be counted as present for the purposes of determining the presence of a quorum at the Annual Meeting. The inspector of elections will determine whether a quorum is present based upon the tabulation of the votes cast at the Annual Meeting. If, however, such quorum will not be present or represented at the Annual Meeting, the holders of a majority of the voting power present at the virtual meeting or the presiding officer, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present or represented. At such adjourned meeting at which a quorum will be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

What vote is required to approve each item and how are votes counted?

Votes cast by proxy or virtually at the Annual Meeting will be counted by the persons appointed by the Company to act as tabulators for the meeting. The tabulators will count all votes FOR, WITHHOLD, AGAINST, abstentions and broker non-votes, as applicable, for each matter to be voted on at the Annual Meeting. Abstentions and broker non-votes are not counted as votes cast and, therefore, do not have the effect of votes in opposition to such proposals and will have no effect on the outcome of the proposals.

Proposal 1 — To elect three Class II Directors, Laura J. Hamill, John C. Pottage, Jr., M.D. and Michael D. Varney, Ph.D., to serve until the annual meeting of stockholders in 2026

The director nominees will be elected by a plurality of votes cast, which means that the three director nominees receiving the highest number of FOR votes will be elected. As a result, any shares not voted “FOR” a particular director nominee, whether as a result of a “WITHHOLD” vote or a broker non-vote, will not be counted in such nominee’s favor and will have no effect on the outcome of the election.

Proposal 2 — Ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2023

The ratification of the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2023, requires the affirmative vote of a majority of the votes cast “FOR” or “AGAINST” such matter cast by holders of shares of Common Stock who are present virtually or by proxy at the Annual Meeting and entitled to vote thereon. Only “FOR” and “AGAINST” votes will affect the outcome. Abstentions and broker non-votes will have no effect on Proposal 2. Because Proposal 2 is considered a “routine” matter on which your broker may use its discretion to vote your shares without your instructions, to the extent that all brokers exercise such discretion, there will be no broker non-votes.

Could other matters be decided at the Annual Meeting?

We do not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the proxy will have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment. If you hold shares through a broker, bank, trustee or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

What happens if the meeting is postponed or adjourned?

Your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

How can I find out the results of the voting at the Annual Meeting?

Our Corporate Secretary will act as the inspector of elections and will rely upon the Annual Meeting vote tabulation report prepared by Broadridge Financial Solutions, Inc. The preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K (Form 8-K) that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

How do I ask questions at the virtual Annual Meeting?

During the Annual Meeting, you may submit questions in the question box provided, with a limit of one question per stockholder. We will answer questions submitted in accordance with the meeting rules of conduct in the time allotted. Only questions pertaining to the proposals to be acted on at the Annual Meeting will be answered and we reserve the right to exclude questions regarding topics that are not pertinent to meeting matters as determined in the sole and absolute discretion of the chair of the Annual Meeting. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

How can I get help if I have trouble checking in or listening to the meeting online?

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please refer to the e-mail received the morning of the Annual Meeting. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the log in page for the virtual shareholder meeting at www.virtualshareholdermeeting.com/PRDS2023.

What else is expected to take place at the virtual Annual Meeting?

The main purpose of the virtual Annual Meeting is to conduct the business described in this proxy statement. As such, we intend to conduct the required business. We do not intend to make a formal presentation to stockholders. Since no presentation is planned, it is expected that the meeting will last only a few minutes.

Who should I contact if I have any additional questions?

If you are the stockholder of record for your shares, please contact our General Counsel and Corporate Secretary, Elizabeth H. Lacy, at CorpSecretary@pardesbio.com. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your bank, broker, trustee or other nominee holder directly.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward‑looking statements relating to future events that involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward‑looking statements.

Statements that include the words “may,” ‘will,” “would,” “could,” “should,” “might,” “believes,” “hopes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal” or the negative of those words or other comparable words, that express uncertainty, are forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions contained in Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). Except as required by law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

PROPOSAL 1: ELECTION OF CLASS II DIRECTORS

General

Our business affairs are managed under the direction of our Board. Our Board currently consists of ten (10) directors. Our Second Amended and Restated Certificate of Incorporation (Certificate of Incorporation) provides for a classified Board consisting of three classes of directors, with members of each class serving staggered three-year terms. The members of the classes are currently divided as follows:

•
the Class I directors are Deborah M. Autor, J. Jay Lobell and Thomas G. Wiggans;
•
the Class II directors are Laura J. Hamill, John C. Pottage, Jr., M.D. and Michael D. Varney, Ph.D.; and
•
the Class III directors are Mark Auerbach, Laurie Smaldone Alsup, M.D., Uri A. Lopatin, M.D. and James B. Tananbaum, M.D.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Our Board has nominated each of Laura J. Hamill, John C. Pottage, Jr., M.D. and Michael D. Varney, Ph.D. for re-election as a Class II Director at the Annual Meeting. Each nominee is presently serving as a director and has consented to continue to serve as a director, if elected.

If a nominee is unable or does not qualify to serve, you or your proxy may vote for another nominee proposed by the Board. If, for any reason, a nominee proves unable or unwilling to stand for election or ceases to qualify to serve as a director, the Board will nominate an alternate or reduce the size of the Board to eliminate the vacancy. The Board has no reason to believe that any of the nominees would prove unable to serve if elected.

Our Certificate of Incorporation provides that at the Annual Meeting, directors will be elected to succeed those directors whose terms expire. Such elected directors shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Accordingly, the Class II Directors shall be elected by our stockholders to serve until the 2026 annual meeting of stockholders, and until their successors have been duly elected and qualified or until their earlier death, resignation or removal. Subject to the Voting Agreement dated December 23, 2021 (Voting Agreement), by and among the Company, FS Development Holdings II, LLC (Sponsor), and certain other stockholders, vacancies on the Board may be filled only by persons elected by a majority of the remaining directors in office. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

There are no family relationships among our directors and officers.

Nominees for Election as Class II Directors

The nominees and their ages as of April 4, 2023, occupations and length of service on our Board are provided in the table below. Additional biographical descriptions of each nominee are set forth in the text below the table. These descriptions include the primary individual experiences, qualifications, qualities and skills of each of our nominees that led to the Board’s conclusion that each director should serve as a member of our Board at this time.

Name	Age	Term Expires	Principal Occupation	Director Since

Laura J. Hamill(1)	58	2023	Advisor	July 2021

John C. Pottage, Jr., M.D.(2)	70	2023	Advisor	September 2022

Michael D. Varney, Ph.D.(3)	64	2023	Advisor	January 2021

(1) Chair of the Nominating and Corporate Governance Committee and member of the Audit Committee.

(2) Member of the Audit Committee and Science and Technology Committee.

(3) Chair of the Compensation Committee and Chair of the Science and Technology Committee.

Laura J. Hamill has served as a member of our Board since July 2021. Since July 2019, Ms. Hamill has served as the founder and a consultant at Hamill Advisory Group, LLC. From August 2018 through July 2019, Ms. Hamill served as Executive Vice President, Worldwide Commercial Operations at Gilead Sciences, Inc., a biotechnology company, where she was responsible for leading the company’s Commercial Operations. Prior to joining Gilead, Ms. Hamill held a number of U.S. and international executive positions of increasing responsibility at Amgen Inc., a biopharmaceutical company, from July 2000 to July 2018, culminating with serving as Senior Vice President, U.S. Commercial Operations from January 2016 to July 2018. In addition, Ms. Hamill previously held a variety of other roles in the biopharmaceutical industry, including positions at F. Hoffmann-La Roche AG, a biopharmaceutical company. Ms. Hamill has served on the boards of directors of Y-mAbs Therapeutics, Inc. (Nasdaq: YMAB) since May 2020, BB Biotech AG (SWX: BION) since March 2022 and Scilex Holding Company (Nasdaq: SCLX) since November 2022. She previously served on the boards of directors at Acceleron Pharma Inc. (Nasdaq: XLRN) from September 2020 until it was acquired by Merck & Co., Inc. in December 2021 and AnaptysBio, Inc. (Nasdaq: ANAB) from September 2019 until April 2023. Ms. Hamill holds a bachelor’s degree in Business Administration from the University of Arizona. Our Board believes that Ms. Hamill is qualified to serve on our Board because of her over 35 years in the biopharmaceutical industry and her leadership roles in which she acquired significant U.S. and international experience that spans strategy, financial planning, business partnerships and launching many new therapeutic areas and products.

John C. Pottage, Jr., M.D. has served as a member of our Board since September 2022. Dr. Pottage previously served as Senior Vice President and Chief Scientific and Medical Officer of ViiV Healthcare from November 2009 until his retirement in October 2019. From September 2008 to November 2009, Dr. Pottage served as Senior Vice President, Head of Infectious Disease Medicine Development Center at GlaxoSmithKline plc, where he previously served as Vice President, Global Clinical Development of Antivirals from June 2007 to September 2008. Prior to joining GlaxoSmithKline, Dr. Pottage served as Chief Medical Officer and Senior Vice President of Drug Development of Achillion Pharmaceuticals from May 2002 to May 2007. From July 1998 to May 2002, Dr. Pottage served as Medical Director of Vertex Pharmaceuticals. Dr. Pottage has served on the board of directors of Spero Therapeutics, Inc. (Nasdaq: SPRO) since September 2018 and as a member of the board of directors of Global Virus Network since April 2022. From September 2020 to present, Dr. Pottage served as an advisory board member to Global Accelerator for Paediatric Formulations (GAP-f), a WHO Network. From June 2020 to September 2022, Dr. Pottage served as Chief Medical Advisor at Clear Creek Bio, Inc., and from 2019 to present served as an independent scientific advisory board member for EPIICAL-HIV Clinical and Experimental Platform. Prior to joining the pharmaceutical industry, Dr. Pottage was a member of the faculty and clinical staff at Rush Medical College and Rush University, Chicago, Illinois, from 1984 to 1998 in the Department of Internal Medicine and the Section of Infectious Disease. He is board certified in both Internal Medicine and Infectious Disease by the American Board of Internal Medicine. Dr. Pottage holds an A.B., in Biology from Colgate University and an M.D. from Saint Louis University School of Medicine. Our Board believes that Dr. Pottage is qualified to serve on our Board based upon Dr. Pottage’s extensive life sciences industry and executive experience in clinical development, broad experience with the biopharmaceutical sector, including infectious disease and public company board experience within the biotechnology industry.

Michael D. Varney, Ph.D. has served as a member of our scientific advisory board since August 2020 and a member of our Board since January 2021. From 2005 until his retirement in July 2020, Dr. Varney served in roles of increasing responsibility and scope at Genentech, Inc., a biotechnology company, most recently as Executive Vice President and Head of Research and Early Development from January 2015 to July 2020, and as a member of the Corporate Executive Committee of F. Hoffmann-La Roche AG, Genentech’s parent company, from January 2015 to July 2020. Prior to Genentech, from 1987 to 2005, Dr. Varney served as Head of Research at Agouron Pharmaceuticals, Inc., a biotechnology company later acquired by Pfizer, Inc. Dr. Varney served on the board of directors of Foundation Medicine, Inc. (acquired by Roche Holdings AG) from 2015 until March 2018. Dr. Varney has served on the board of directors of Erasca, Inc. (Nasdaq: ERAS), a clinical-stage, precision oncology company, since December 2020. Dr. Varney holds a B.S. in Chemistry from the University of California, Los Angeles, a Ph.D. in Synthetic Organic Chemistry from the California Institute of Technology, and was an American Cancer Society postdoctoral fellow at Columbia University. Our Board believes that Dr. Varney is qualified to serve on our Board based upon his extensive executive leadership experience in the biopharmaceutical industry and his extensive drug discovery and development expertise.

The proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy. Each of the nominees has consented to serve as our director, if elected. However, if the nominee is unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our Board may designate.

Vote Required

The director nominees will be elected by a plurality of votes cast, which means that the three director nominees receiving the highest number of “FOR” votes will be elected. As a result, any shares not voted “FOR” a particular director nominee, whether as a result of a “WITHHOLD” vote or a broker non-vote, will not be counted in such nominee’s favor and will have no effect on the outcome of the election.

RECOMMENDATION

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF LAURA J. HAMILL, JOHN C. POTTAGE, JR., M.D. AND MICHAEL D. VARNEY, PH.D. AS A CLASS II DIRECTOR, TO SERVE FOR A THREE-YEAR TERM ENDING AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD IN 2026.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Directors Continuing in Office

The table below sets forth the names of the continuing directors who are serving for terms that end following the Annual Meeting, their ages as of April 4, 2023, current occupations and length of service on our Board. Additional biographical descriptions of each such director are set forth in the text below the table. These descriptions include the primary individual experiences, qualifications, qualities and skills of each of our continuing directors that led to the Board’s conclusion that each director should serve as a member of our Board at this time.

Name	Age	Term Expires	Principal Occupation	Director Since
Class I Directors:

Deborah M. Autor(1)	56	2025	Chief Executive Officer of Autor Strategies, LLC	July 2021

J. Jay Lobell(2)	60	2025	Founder, CEO JSB Capital Group LLC	January 2021

Thomas G. Wiggans	71	2025	Chief Executive Officer and Chair of the Board of Directors, Pardes Biosciences	March 2022

Class III Directors:

Mark Auerbach(3)	84	2024	Advisor	January 2021

Uri A. Lopatin, M.D.	51	2024	Advisor	February 2020

Laurie Smaldone Alsup, M.D.(4)	69	2024	Chief Medical Officer and Chief Scientific Officer of NDA Group AB	September 2022

James B. Tananbaum(5)	59	2024	Founding Partner, Foresite Capital	January 2021

(1) Member of the Nominating and Corporate Governance Committee and Science and Technology Committee.

(2) Member of the Audit Committee.

(3) Chair of the Audit Committee and “financial expert” and member of the Compensation Committee.

(4) Lead independent director and member of the Compensation Committee.

(5) Member of the Nominating and Corporate Governance Committee.

Mark Auerbach has served as a member of our Board since January 2021 and was Chair of the Board from January 2021 until March 2022. From November 2010 until April 2020, Mr. Auerbach was a member of the board of directors and chair of the audit committee of Assembly Biosciences, Inc. (Nasdaq: ASMB). From April 2013 until June 2016, Mr. Auerbach was the chairman of the audit committee of RCS Capital Corporation (NYSE: RCAP), a publicly traded financial services company, where he also served as non-executive chairman of the board from December 2014 until June 2016. Mr. Auerbach previously served as lead independent director and chairman of the audit committee of Optimer Pharmaceuticals, Inc. from 2005 until its acquisition by Cubist Pharmaceuticals, Inc. in October 2013. Over the last 20 years, Mr. Auerbach also has served as a director for several other companies, including Par Pharmaceutical Companies, Inc., a manufacturer and marketer of generic pharmaceuticals and the parent of Par Pharmaceutical, Inc., for which he served as non-executive chair and chair of the audit committee. From 1993 to 2005, Mr. Auerbach served as chief financial officer of Central Lewmar LLC, a national fine paper distributor. Mr. Auerbach holds a B.S. in Accounting from Rider University. Our Board believes that Mr. Auerbach is qualified to serve on our Board based upon his extensive financial experience, his accounting degree and his experience as a director of several public companies, including his service as non-executive chair and the chair of the audit committee of several public companies.

Laurie Smaldone Alsup, M.D. has served as a member of our Board since September 2022 and as lead independent director since December 2022. Dr. Smaldone Alsup has served as the Chief Medical Officer and Chief Scientific Officer of NDA Group AB, a regulatory and drug product development consulting company, since March 2019 and served as Chief Operating Officer and Chief Scientific Officer from March 2016 to March 2019. Prior to joining NDA Group AB, she served as the President and Chief Scientific Officer of PharmApprove LLC, a regulatory communications consulting company and division of Taft Communications, from August 2011 until its acquisition by NDA Group AB in March 2016. From 2008 to 2011, Dr. Smaldone Alsup served as the President and Chief Executive Officer of Phytomedics, Inc., a biopharmaceutical company. Prior to Phytomedics, Dr. Smaldone Alsup served in clinical and regulatory roles of increasing responsibility and scope at Bristol Myers Squibb Company, including as Vice President, Corporate Strategy and Business Risk Management, Senior Vice President of Global Regulatory Science, and Vice President, Infectious Disease Clinical Research. Dr. Smaldone Alsup has served on the boards of directors of Blackberry, Ltd. (NYSE: BB) since June 2015, Arvinas, Inc. (Nasdaq: ARVN) since November 2019, Theravance Biopharma, Inc. (Nasdaq: TBPH) since February 2018 and Kinnate Biopharma, Inc. (Nasdaq: KNTE) since August 2020. Dr. Smaldone Alsup holds a B.A. in Biology from Fordham College and an M.D. from Yale School of Medicine. Our Board believes that Dr. Smaldone Alsup is qualified to serve on our Board based upon her expertise in the areas of medical and regulatory strategy, infectious disease clinical research, her experience as a biotechnology executive and her significant public company board experience, including within the biotechnology industry.

Deborah M. Autor has served as a member of our Board since July 2021. Ms. Autor is Chief Executive Officer of Autor Strategies LLC, a strategic health care consulting firm, and currently serves on the board of directors of Amneal Pharmaceuticals, Inc. (NYSE: AMRX), a position she has held since July 2022. From September 2019 to December 2021, Ms. Autor served as Vice President, Global Head of Regulatory Excellence at AstraZeneca Pharmaceuticals LP, where she led regulatory operations, policy and intelligence for AstraZeneca submissions globally. Prior to joining AstraZeneca, Ms. Autor was employed by Mylan NV from June 2013 to August 2019, where she served in positions of increasing responsibility and scope, culminating with Head of Strategic Global Quality and Regulatory Policy. Prior to joining Mylan, from September 2001 to May 2013, Ms. Autor was employed by the U.S. Food & Drug Administration in positions of increasing responsibility and scope, culminating with Deputy Commissioner, Global Regulatory Operations & Policy. Since May 2018, Ms. Autor has served as a director on the board of the FDA Alumni Association, where she also served as chair of the board of directors since May 2019. Ms. Autor received a B.A. in Psychology from Columbia University, Barnard College and a J.D., Magna Cum Laude, from Boston University School of Law. Our Board believes that Ms. Autor has the qualifications and skills to serve on our Board based on her over 30 years of pharmaceutical industry-related experience, including as FDA Deputy Commissioner and Director of Compliance in FDA’s Center for Drug Evaluation and Research, in significant operational roles at large pharmaceutical companies, as a trial attorney at the U.S. Department of Justice, and as a legal counselor.

J. Jay Lobell has served as a member of our Board since January 2021. Mr. Lobell is the Founder and has served as Chief Executive Officer of JSB Capital Group LLC, a commercial real estate private equity firm, since October 2021. He was previously the co-founder of GMF Real Estate LLC, a commercial real estate and healthcare private equity firm, where he served as President from September 2015 until October 2021. Mr. Lobell was also a co-founder of Beech Street Capital, LLC, a real estate lending company, serving as its Vice Chairman from December 2009 until its sale to Capital One Financial Corporation in November 2013. From September 2008 to August 2015, Mr. Lobell served as President of Meridian Capital Group, LLC, a national mortgage intermediary. Prior to joining Meridian, Mr. Lobell served as President and COO of Paramount Biosciences, LLC, a private biotechnology development and investment firm from January 2005 to August 2008. From 1996 to 2005, Mr. Lobell was a partner at Covington & Burling LLP, a national law firm, where he advised companies and individuals in a variety of regulatory, transactional and litigation matters. Mr. Lobell also serves as a director of Fortress Biotech, Inc. (Nasdaq: FBIO), a biopharmaceutical company, a position he has held since June 2006, and as a board member of SavaSeniorCare, LLC, a private healthcare operating company. Mr. Lobell received his B.A., summa cum laude and Phi Beta Kappa, from the City University of New York, and received his J.D. from Yale Law School, where he was Senior Editor of the Yale Law Journal. Our Board believes that Mr. Lobell has the qualifications and skills to serve on our Board based upon his finance and legal expertise as well as his extensive private equity investment and transactional experience, including the creation and development of several operating companies.

Uri A. Lopatin, M.D. served as our Chief Executive Officer since founding Pardes Biosciences in February 2020 until March 1, 2022, and has been a member of our Board since February 2020. Dr. Lopatin is a serial biotech entrepreneur. He co-founded Assembly Pharmaceuticals, Inc., serving as the Chief Medical Officer and Vice President Research and Development from October 2012 until the merger of the company with Ventrus Biosciences, Inc. in July 2014, after which he served as Chief Medical Officer and Vice President of R&D of Assembly Biosciences, Inc. (Nasdaq: ASMB) until May 2019. Dr. Lopatin was also a Visiting Partner at Y Combinator from June 2019 to November 2020. Prior to Assembly Biosciences, Dr. Lopatin held clinical and translational development roles at Schering Plough Corporation, F. Hoffmann-La Roche AG, and Gilead Science, Inc. Dr. Lopatin has published extensively, especially on hepatitis B and immunology and is a co-author of multiple patents in the field of treatment and diagnosis for viral hepatitis. Dr. Lopatin received his Infectious Disease Board certification following fellowship at the National Institute of Health, and internal medicine board certification following residency at New York University and internship at the University of Washington. Dr. Lopatin received a B.S. in Biology, cum laude with distinction, from Cornell University and received an M.D. from the University of Medicine and Dentistry-New Jersey Medical School, where he was awarded the Stanley S. Bergen medal of excellence. Our Board believes that Dr. Lopatin is qualified to serve on our Board because of his extensive research and clinical development experience in the life science industry.

James B. Tananbaum, M.D. has served as a member of our Board since January 2021. From August 2020 until the closing of the Business Combination (as defined below) on December 2021, he also served as the President, Chief Executive Officer and a director of FS Development Corporation II (n/k/a Pardes). Dr. Tananbaum is the Chief Executive Officer of Foresite Capital, a U.S.-focused healthcare investment firm, which he founded in 2011. Dr. Tananbaum serves on a number of private and public boards including Alumis, Inc., Element Biosciences, Inc., Eikon Therapeutics, Inc., and, since March 2018, Kinnate Biopharma (Nasdaq: KNTE). Dr. Tananbaum previously served on the boards of directors of Quantum-SI, Inc. (Nasdaq: QSI) from June 2021 until May 2022 and Gemini Therapeutics, Inc. (Nasdaq: GMTX) from February 2021 until it was acquired by Disc Medicines, Inc. in December 2022. Prior to founding Foresite Capital, Dr. Tananbaum served as Co-Founder and Managing Director of Prospect Venture Partners L.P. II and III, healthcare venture partnerships, from 2000 to 2010. Dr. Tananbaum was also the Founder of GelTex, Inc. in 1991, an intestinal medicine pharmaceutical company acquired by Sanofi-Genzyme. Dr. Tananbaum co-founded Theravance, Inc. in 1997, which subsequently changed its name to Innoviva, Inc. (NASDAQ: INVA) and with its spin-off Theravance BioPharma, Inc. (NASDAQ: TBPH). Dr. Tananbaum received a B.S. and a B.S.E.E. from Yale University, and an M.D. and an M.B.A. from Harvard University. Our Board believes that Dr. Tananbaum is qualified to serve on our Board based on his scientific, financial and strategic business development expertise gained as a physician, founder of two life science companies and venture capital investor focused on life science companies.

Thomas G. Wiggans has served as our Chief Executive Officer and Chair of our Board since March 2022. Mr. Wiggans founded Dermira, Inc. in August 2010, and served as its Chief Executive Officer and a member of its board of directors from August 2010 and as the chairman of its board of directors from April 2014 until Dermira’s acquisition by Eli Lilly and Company in 2020. He currently serves on the boards of directors of Annexon, Inc. (Nasdaq: ANNX), a position he has held since February 2017, and Cymabay Therapeutics Inc. (Nasdaq: CBAY), a position he has held since April 2021. Mr. Wiggans has served on the boards of various industry organizations, educational institutions and private and public companies, including service on the boards of directors of Onyx Pharmaceuticals Inc. from March 2005 until its acquisition by Amgen Inc. in October 2013, Sangamo Biosciences, Inc. from June 2008 until June 2012, Somaxon Pharmaceuticals, Inc. from June 2008 until May 2012, Forma Therapeutics Holdings, Inc. from September 2020 until its acquisition by Novo Nordisk A/S in October 2022, and as chairman of the board of directors of Excaliard Pharmaceuticals, Inc. from October 2010 until its acquisition by Pfizer Inc. in December 2011. Mr. Wiggans was instrumental in the formation of the Biotechnology Industry Organization and served as a member of its board of directors for many years. He is also a member of the Board of Trustees of the University of Kansas Endowment Association. From October 2007, Mr. Wiggans served as chairman of the board of directors of Peplin and in August 2008, he became its Chief Executive Officer, serving in these positions until Peplin’s acquisition by LEO Pharma Inc. in November 2009. Previously, Mr. Wiggans served as chief executive officer of Connetics USA from 1994, and as chairman of the board of directors of Connetics from January 2006 until December 2006 when Connetics was acquired by Stiefel Laboratories, Inc. From 1992 to 1994, Mr. Wiggans served as President and Chief Operating Officer of CytoTherapeutics Inc., a biotechnology company. From 1980 to 1992, Mr. Wiggans served at Ares-Serono S.A. in various management positions including as President of its U.S. pharmaceutical operations and Managing Director of its U.K. pharmaceutical operations. Mr. Wiggans began his career with Eli Lilly and Company. Mr. Wiggans holds a B.S. in Pharmacy from the University of Kansas and an M.B.A. from Southern Methodist University. Our Board believes that Mr. Wiggans has the qualifications and skills to serve on our Board based upon his over 25 years of experience as a chief executive officer (including being a public company chief executive officer), plus over 40 years of experience in the pharmaceutical industry as an executive focused on operations, commercialization, business development and strategic partnering, together with his significant public company board experiences.

Board Leadership Structure and Role of Our Lead Independent Director

As of the date of this proxy statement, the Board is comprised of ten directors. Our Corporate Governance Guidelines provide that the Board should review the leadership structure of the Board annually, and that if the Chair of the Board is not independent, a lead independent director should be nominated and appointed. In connection with the appointment of Thomas G. Wiggans as the Company’s Chief Executive Officer in March 2022, Mr. Wiggans was also appointed as Chair of the Board. In December 2022, the Board appointed Laurie Smaldone Alsup, M.D. as its lead independent director.

The Board has determined that having our Chief Executive Officer also serve as the Chair provides the Company with optimally effective leadership and is in the best interests of the Company and its stockholders. A number of factors support the current leadership structure chosen by the Board, including, among others:

•
Mr. Wiggans has extensive experience in serving as a chief executive officer of a public company, and has extensive knowledge of operational and financial risks facing biotechnology businesses. Mr. Wiggans also brings to our Board significant experience serving on the boards of directors of other public companies, including in the role of chairperson.
•
Through Mr. Wiggans’ involvement in our day-to-day operations, he is best positioned to elevate the most critical and time sensitive business issues for consideration by the Board. The Board believes having Mr. Wiggans serve as both our Chief Executive Officer and Chair of the Board allows him to more effectively execute our strategic initiatives and business plans and confront its challenges. The Board believes that it may also enable more effective management and governance processes, as it allows us to take advantage of Mr. Wiggans’ extensive expertise in both roles, avoid duplication of work and establish clear lines of accountability and responsibility.
•
A combined Chair and Chief Executive Officer structure provides us with decisive and effective leadership with clearer accountability to our stockholders. This structure allows one person to speak for and lead the Company and the Board.
•
The combined role is both counterbalanced and enhanced by the effective oversight and independence of our Board, our lead independent director, our independent committee chairs and the experience, oversight and expertise of our non-employee directors.
•
The Board believes that the use of regular executive sessions of the non-employee directors, along with the Board’s committees and majority of independent directors enable it to maintain effective oversight of management.

Because Mr. Wiggans serves as both Chief Executive Officer and Chair of the Board, and in accordance with our Corporate Governance Guidelines, the Board appointed Laurie Smaldone Alsup, M.D., as our lead independent director in December 2022, and has adopted a charter setting forth the roles and responsibilities for our lead independent director. Duties of the lead independent director include, among other things: (i) presiding over executive sessions of the independent directors; (ii) calling meetings of the independent directors; (iii) reviewing Board meeting agendas and corporate priorities with the Chair; (iv) serving as a liaison between the Chair and the independent directors of our Board; (v) with input from the other independent directors and other individuals deemed appropriate, evaluating the performance of, and delivering performance reviews to, the Chief Executive Officer; and (vi) when appropriate, consulting and engaging in direct communication with major stockholders. The Board believes that the appointment of a lead independent director further enhances the Board’s oversight and governance capabilities.

While the Board believes this leadership structure is currently in the best interests of the Company and its stockholders, the Board also recognizes that future circumstances could lead the Board to conclude that a separation of the Chair and the Chief Executive Officer roles in the future is appropriate.

The Board’s Role in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function at the full Board level, as well as by delegation to and oversight of its standing committees with regards to risks inherent to their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure. Our Audit Committee has the responsibility to consider and discuss our major financial risk and information security exposures (with a particular focus on cybersecurity) and the steps our management has taken to monitor and control such exposures. The Audit Committee also has the responsibility to review with management the process by which risk assessment and management is undertaken, monitor compliance with legal and regulatory requirements, and review the adequacy and effectiveness of our internal controls over financial reporting. Our Nominating and Corporate Governance Committee is responsible for periodically evaluating our corporate governance policies and systems in light of the governance risks that we face and the adequacy of our policies and procedures designed to address such risks. Additionally, the Nominating and Corporate Governance Committee will provide oversight on environmental, governance and social topics and risks. Our Compensation Committee is responsible for assessing and monitoring whether any of our compensation policies and programs are reasonably likely to encourage excessive risk taking or have a material adverse effect on the Company. Our Science and Technology Committee is responsible for assessing our overall scientific, research and development strategy and reviewing our regulatory compliance and quality programs.

Cybersecurity Risk Oversight

Securing the information of the participants in our studies, employees, partners, and other third parties is important to us. We have adopted technological and administrative controls on data security, and have a defined procedure for data incident detection, response and remediation. While everyone at the Company plays a part in managing these risks, oversight responsibility is shared by our Board, our Audit Committee and management. Our management team provides cybersecurity updates to our Audit Committee. Our Audit Committee also reviews metrics about cyber threat response preparedness and the current and emerging threat landscape. We also maintain cyber liability insurance coverage.

Director Independence

The listing rules of Nasdaq (the Nasdaq Listing Standards) require that a majority of the members of our Board be independent. Under the Nasdaq Listing Standards, an “independent director” is defined generally as a person other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Board has determined that each individual who serves on the Board, other than Dr. Lopatin, Dr. Tananbaum and Mr. Wiggans, qualifies as an independent director under the Nasdaq Listing Standards. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described under “Certain Relationships and Related Party Transactions.”

In addition, the members of our Audit Committee must satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other committee of the board of directors: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.

Board and Committee Meetings and Attendance

During the fiscal year ended December 31, 2022, the Board had the following standing committees: Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Science and Technology Committee. During the fiscal year ended December 31, 2022, the Board and its committees held the following meetings:

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ten Board meetings;
•
four Audit Committee meetings;
•
four Compensation Committee meetings;
•
twelve Nominating and Corporate Governance Committee meetings; and
•
four Science and Technology Committee meetings.

Each of the Company’s then-incumbent directors (other than J. Jay Lobell) attended more than 75% of the meetings of the Board and the committees of the Board on which he or she served during the fiscal year ended December 31, 2022 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). Mr. Lobell would have attended more than 75% of his Board and committee meetings had one of our Board meetings not been scheduled on the sabbath.

Director Attendance at Annual Meeting of Stockholders

Pursuant to our Corporate Governance Guidelines, each director is expected to attend the Annual Meeting.

At the 2022 Annual Meeting of Stockholders, the following directors attended the virtual meeting: Mark Auerbach, Deborah M. Autor, Laura J. Hamill, J. Jay Lobell, Michael D. Varney and Thomas G. Wiggans. Laurie Smaldone Alsup, M.D. and John C. Pottage, Jr., M.D. were not appointed to the Board until after the 2022 Annual Meeting of Stockholders.

Board Committees

Our Board has the authority to appoint committees to perform certain management and administration functions. Our Board has established the following standing committees: Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Science and Technology Committee. The compositions and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by the Board. The charters for each of these committees are available on the Company’s website at www.pardesbio.com. Information contained on or accessible through Pardes’ website is not a part of this proxy statement, and the inclusion of such website address in this proxy statement is an inactive textual reference only.

As of April 4, 2023, the membership of each committee of our Board is as follows:

Name	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	Science & Technology Committee
Mark Auerbach(*)	C	M
Laurie Smaldone Alsup, M.D.		M
Deborah M. Autor			M	M
Laura J. Hamill	M		C
J. Jay Lobell	M
John C. Pottage, Jr., M.D.	M			M
James B. Tananbaum, M.D.			M
Michael D. Varney, Ph.D.		C		C

(*) Financial Expert | C – Chair | M – Member

Board Committee Descriptions

Audit Committee

Our Audit Committee consists of Mark Auerbach, Laura J. Hamill, J. Jay Lobell and John C. Pottage, Jr., M.D. The Board has determined each member of the Audit Committee is independent under the Nasdaq Listing Standards, and Rule 10A-3 of the Exchange Act. The chair of the Audit Committee is Mark Auerbach. The Board has determined that Mr. Auerbach is an “audit committee financial expert” within the meaning of SEC regulations. The Board has also determined that each member of the Audit Committee has the requisite financial expertise required under the applicable requirements of Nasdaq. In arriving at this determination, the Board has examined each Audit Committee member’s scope of experience and the nature of their employment.

The primary purpose of the Audit Committee is to discharge the responsibilities of the Board with respect to our accounting, financial, and other reporting and internal control practices and to oversee our independent registered accounting firm.

Specific responsibilities of our Audit Committee include:

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selecting, appointing, evaluating, compensating, retaining and providing oversight of a qualified firm to serve as the independent registered public accounting firm to audit the Company’s financial statements;
•
assessing the independence and evaluating the performance of the independent registered public accounting firm;
•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
•
developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
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reviewing policies on risk assessment and risk management;
•
reviewing related person transactions;
•
obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law;

•
approving (or, as permitted, pre-approving) all audit and all permissible non-audit services to be performed by the independent registered public accounting firm; and
•
reviewing with management our cybersecurity and other information technology risks, controls and procedures.

The report of our Audit Committee is included in this proxy statement under “Audit Committee Report.”

Compensation Committee

Our Compensation Committee consists of Michael D. Varney, Ph.D., Mark Auerbach, and Laurie Smaldone Alsup, M.D. The Board has determined each member of the Compensation Committee is independent under the Nasdaq Listing Standards. The Board has determined that each member is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The chair of the Compensation Committee is Michael D. Varney, Ph.D. The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board to oversee executive officer and director compensation policies and practices and other human resource matters, including determining the compensation to be paid to our executive officers, directors and other senior management, as appropriate.

Specific responsibilities of the Compensation Committee include:

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establishing and reviewing the Company’s overall compensation strategy and compensation philosophy;
•
reviewing and approving, or subject to such further action of the Board as the Board shall determine, the compensation, retention, retirement benefits, and severance agreement or change in control protections with any of our executive officers (including the Chief Executive Officer);
•
reviewing and recommending to our Board the compensation of our directors;
•
evaluating at least annually the performance of the Chief Executive Officer and other executive officers against corporate goals and, based upon that evaluation, determining and approving, subject to such further action of the Board as the Board shall determine, the compensation (including any awards under any of our equity-based compensation or non-equity incentive compensation plans) for the executive officers;
•
administering our cash-based and equity-based compensation plans;
•
selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisors;
•
reviewing and approving, or recommending that our Board approve any equity-based compensation plans for our employees, directors and consultants and any modifications of any such plans;
•
reviewing and establishing general policies relating to compensation and benefits of our employees; and
•
reviewing with management human resource activities.

In accordance with applicable law, rules and regulations and our Certificate of Incorporation and Bylaws, the Board and the Compensation Committee has delegated to an equity awards committee comprised of our Chief Executive Officer the authority to make certain types of equity awards to certain employees under our 2021 Stock Option and Incentive Plan in accordance with the terms of such plan and the equity award guidelines approved by our Compensation Committee (other than specified officers or directors).

Please see the section entitled “Executive Officer Compensation - Executive Compensation Overview” and “Director Compensation” for a description of our processes and procedures for the consideration and determination of executive officer and director compensation.

The charter of the Compensation Committee grants the Compensation Committee full authority to obtain, at our expense, advice and assistance from compensation consultants, legal counsel and other advisors as it deems appropriate to assist it in the evaluation of the compensation of directors, the principal executive officer or the other executive and non-executive officers of the Company, and the fulfillment of its other duties.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Laura J. Hamill, Deborah M. Autor and James B. Tananbaum, M.D. The Board has determined each member of the Nominating and Corporate Governance Committee, other than Dr. Tananbaum, is independent under the Nasdaq Listing Standards. The Board considers Dr. Tananbaum to not be independent due to his position as the Chief Executive Officer of the Company prior to the Business Combination from August 2020 until December 2021. The Nasdaq Listing Standards provide that, under limited and exceptional circumstances, a director who is not a current officer or employee (or a family member of an officer or employee) of the Company, but who does not otherwise meet the independence criteria, (i) may serve as a member of Nominating and Corporate Governance Committee if such membership is in the best interests of the Company and its shareholders and (ii) such member does not serve longer than two years. The Board has elected to rely on this limited exception in appointing Dr. Tananbaum as a member of the Nominating and Corporate Governance Committee given his significant public company board experience. Dr. Tananbaum intends to step down from this committee by December 2023. In making this election, the Board considered Dr. Tananbaum’s extensive experience in the life sciences industry and in serving on the board of directors of numerous organizations. The chair of our Nominating and Corporate Governance Committee is Laura J. Hamill.

Specific responsibilities of our Nominating and Corporate Governance Committee include:

•
identifying, evaluating and selecting, or recommending that our Board approve, nominees for election to our board of directors;
•
evaluating the performance of our Board and of individual directors;
•
reviewing developments in corporate governance practices;
•
evaluating the adequacy of our corporate governance practices and reporting;
•
reviewing management succession plans;
•
developing and making recommendations to our Board and overseeing Company programs on corporate responsibility and sustainability, including environmental, social and corporate governance matters; and
•
developing and making recommendations to our Board regarding corporate governance guidelines and matters.

Science and Technology Committee

Our Science and Technology Committee consists of Michael D. Varney, Ph.D., Deborah M. Autor and John C. Pottage, Jr., M.D. The Board has determined each member of the Science and Technology Committee is independent under the Nasdaq Listing Standards. The chair of the Science and Technology Committee is Michael D. Varney, Ph.D.

Specific responsibilities of our Science and Technology Committee include:

•
reviewing our overall scientific, research and development strategies;
•
reviewing our research and development programs; and
•
reviewing and evaluating our regulatory compliance and quality programs.

Environmental, Social and Governance (ESG) Focus

Management and the Board recognize the importance of corporate responsibility programs and managing ESG risks. Our Nominating and Corporate Governance Committee is responsible for overseeing and advising our Board on management of our strategy, initiatives, risks, opportunities and reporting on ESG matters.

Diversity & Inclusion

We have, since our inception, worked to create a high-performing, inclusive and diverse workforce, which is a core element of our operating culture. We have deliberately sought to secure top talent with a diversity of thought, experiences and backgrounds who are committed to making a difference in the lives of patients. We believe that, by embracing differences, we have a unique advantage in challenging the status quo to apply innovative thinking to the COVID-19 pandemic. As of December 31, 2022, our workforce was approximately 54% women and approximately 49% Asian, Hispanic, Latino, Black or African American, and our senior leadership was approximately 44% women or Asian, Hispanic, Latino, Black or African American.

We are committed to creating and maintaining a workplace free from discrimination or harassment on the basis of color, race, sex, national origin, ethnicity, religion, age, disability, sexual orientation, gender identification or expression or any other status protected by applicable law. Our management team and employees are expected to exhibit and promote honest, ethical and respectful conduct in the workplace. All of our employees must adhere to a code of conduct that sets standards for appropriate behavior and we have implemented specific policies designed to prevent, identify, report and stop any type of discrimination and harassment. Recruitment, hiring, development, training, compensation and advancement at the Company is based on qualifications, performance, skills and experience without regard to gender, race and ethnicity.

Human Capital

We believe that our single most important asset that differentiates us now and into the future is our employees. Our human capital resource objectives include finding, attracting and retaining the best talent and inspiring them to bring their best to us each and every day. We strive to achieve these objectives through competitive compensation programs and insurance benefits that are intended to meet employees where they are. Our culture underpins all that we do and is anchored in our core values of (i) leading with humility, respecting the diversity that makes us stronger, and encouraging open and inclusive debate, (ii) being a change-maker, by solving problems through experience, expertise, resilience and ingenuity, (iii) innovating with integrity, and (iv) cultivating our chemistry through teamwork and accountability. We strive to be inclusive and diverse in thought, action and in the people who join us.

Board Diversity

Diversity is important to us, and we believe that our management and Board should represent a diversity of experience, competency in relevant fields, gender, race, ethnicity and age. The Nominating and Corporate Governance Committee is committed to continuing to identify and recruit highly qualified director candidates with diverse experiences, perspectives, and backgrounds to join our Board. The table below provides certain information regarding the composition of our Board. Each of the categories listed in the table below has the meaning ascribed thereto in Nasdaq Listing Standards rule 5605(f). As shown below in the board diversity matrix, the Company was in compliance with the diversity requirements of Nasdaq Rule 5605(f) as of April 4, 2023.

Board Diversity Matrix (As of April 4, 2023)

Board Size:
Total Number of Directors	10
	Female	Male		Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	7		—	—
Part II: Demographics
African American or Black	—	—		—	—
Alaskan Native or Native American	—	—		—	—
Asian	—	—		—	—
Hispanic or Latinx	—	—		—	—
Native Hawaiian or Pacific Islander
White	3	7		—	—
Two or More Races or Ethnicities	—	—		—	—
LGBTQ+			1
Directors who are Military Veterans			1

Director Nominations

Candidates for nomination to our Board are selected by our Board based on the recommendation of our Nominating and Corporate Governance Committee in accordance with the committee’s charter, our Certificate of Incorporation, our Bylaws, our Corporate Governance Guidelines, and, to the extent applicable, the Voting Agreement. Our Board will consider director candidates recommended for nomination by our stockholders during such times as the Board is seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). In recommending candidates for nomination, the Nominating and Corporate Governance Committee considers candidates recommended by stockholders using the same criteria to evaluate all candidates. Our stockholders that wish to nominate a director for election to our Board must follow the procedures set forth in our Bylaws.

In accordance with our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board for its consideration and approval such criteria for prospective director candidates as the committee deems advisable. At a minimum, the Nominating and Corporate Governance Committee must be satisfied that each nominee it recommends to the Board meets the following minimum qualifications: (i) experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing, (ii) highly accomplished in his or her respective field, with superior credentials and recognition, (iii) well regarded in the community with a long-term reputation for the high ethical and moral standards, (iv) sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards of directors on which such nominee may serve, and (v) to the extent the nominee has board of director experience on other boards, a demonstrated history of actively contributing at board meetings.

While we have not formally established any specific criteria or skills that are necessary for directors to possess, in general, in identifying and evaluating director nominees, the Board will consider educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, and the ability to represent the best interests of our stockholders. The Nominating and Corporate Governance Committee believes that the personal backgrounds and professional qualifications of our directors, considered as a group, should provide a diverse mix of experience, knowledge, and abilities that will allow our Board to promote the Company’s strategic objectives and fulfill its responsibilities to its stockholders.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee currently consists of Michael D. Varney, Ph.D., Mark Auerbach and Laurie Smaldone Alsup, M.D. No member of our Compensation Committee has ever been an officer or employee of the Company. None of our current executive officers serve, or has served during the last fiscal year, as a member of the board of directors, compensation committee, or other board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The Code of Business Conduct and Ethics is available on our website at www.pardesbio.com. Information contained on or accessible through such website is not a part of this proxy statement, and the inclusion of the website address in this proxy statement is an inactive textual reference only. We intend to disclose any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, on our website to the extent required by the applicable rules and exchange requirements.

Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Our insider trading policy expressly prohibits our executive officers, directors, designated employees and consultants from engaging in certain prohibited transactions, including short sales, purchases or sales of derivative securities or hedging transactions, the use of our securities as collateral in a margin account, and pledging of our securities as collateral for loans.

Stockholder Communications with Our Board

The Board has adopted a formal process by which stockholders may communicate with the Board or any individual director by sending correspondence to c/o Pardes Biosciences, Inc., 2173 Salk Avenue, Suite 250, PMB#052, Carlsbad, California 92008, Attn: Corporate Secretary.

Each communication must set forth:

•
the name and address of the stockholder on whose behalf the communication is sent;
•
the number of shares of Common Stock that are owned beneficially by such stockholder as of the date of the communication; and
•
the reason for the communication, any request being made and the rationale supporting such request.

Each communication will be reviewed to determine whether it is appropriate for a presentation to the Board or such individual director to which the communication is addressed. Examples of inappropriate communications include advertisements, solicitations, hostile communications or communications that do not relate to appropriate Company business.

Communications determined to be appropriate for presentation to the Board or such individual director will be submitted prior to the next meeting of the Board.

Stockholder Engagement

Senior management regularly engages with our stockholders at industry conferences and investor meetings. In response to feedback gained through our engagement program, we remain focused on delivering on our research and clinical development strategies, and we will continue to enhance the transparency and disclosure of our financial, operational and ESG performance.

MATTERS RELATING TO OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures to pre-approve all audit and non-audit services provided by our independent registered public accounting firm. These non-audit services may include audit-related services, tax services and other services. All of the services relating to the fees described in the table below were approved by our Audit Committee.

Independent Registered Public Accounting Firm Fees

Since December 23, 2021, our independent public accounting firm has been KPMG LLP, Irvine, California (PCAOB Auditor ID: 185) (KPMG).

Fees for services provided by KPMG for services rendered during the fiscal years ended December 31, 2022 and 2021 were as follows:

Fee Category	2022	2021
Audit Fees(1)	$582,000	$1,037,500
Audit-Related Fees(2)	—	—
Tax Fees(3)	22,717	—
All Other Fees(4)	—	—
	$604,717	$1,037,500

(1)
Audit Fees. Audit Fees consist of fees billed for professional services rendered for the audit of our annual financial statements, including review of interim financial statements incorporated into quarterly reports and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements. The 2021 audit fees include: $687,500 of fees billed by KPMG prior to the closing of the business combination transactions (Business Combination) under the Agreement and Plan of Merger, dated June 29, 2021, by and among FS Development Corp. II (FSDC II), Pardes Biosciences, Inc. (Old Pardes), Orchard Merger Sub, Inc. and Shareholder Representative LLC, as amended on November 7, 2021 (Merger Agreement) related to SEC filings associated with the Business Combination and $350,000 of fees billed by KPMG after the Business Combination related to audit services and SEC filings.
(2)
Audit-Related Fees. Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our year-end financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.
(3)
Tax Fees. Tax fees consist of fees billed for professional services rendered for tax compliance and tax advice.
(4)
All Other Fees. All other fees consist of fees billed for all other services.

Change of Independent Registered Public Accounting Firm

On December 23, 2021, we changed our independent registered public accounting firm from WithumSmith+Brown, PC (Withum) to KPMG. The decision to change our independent registered public accounting firms was approved by our Audit Committee.

The report of Withum on the financial statements of FSDC II for the period from August 21, 2020 (inception of FSDC II) through December 31, 2020 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. During the period from August 21, 2020 (inception of FSDC II) through December 31, 2020 and the subsequent interim period, there were no (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with Withum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Withum, would have caused Withum to make reference to the subject matter of the disagreements in its reports on our financial statements, or (ii) “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

We have provided Withum with a copy of the foregoing disclosures and requested that Withum furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by us as set forth above. A copy of Withum’s letter, dated December 28, 2021, was filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on December 30, 2021.

During the period from February 27, 2020 (inception of Old Pardes) through December 31, 2020 and the subsequent interim period, neither we nor anyone on our behalf consulted with KPMG on matters that involved the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, or any other matter that was the subject of a disagreement as that term is used in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K or a reportable event as that term is used in Item 304(a)(1)(v) and the related instructions to Item 304 of Regulation S-K.

Fees billed by WithumSmith+Brown, PC for the fiscal year ended December 31, 2021 included: $140,305 related to audit services and SEC filings and $7,500 for tax services. These amounts are not included in the table above.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The Audit Committee assists the Company’s Board of Directors in its general oversight of our accounting and financial reporting processes and audits of our financial statements. Management has the primary responsibility for the preparation and integrity of the financial statements and the reporting process, including establishing and monitoring the system of internal financial controls. In this context, the Audit Committee hereby reports as follows:

1.
The Audit Committee has reviewed and discussed with management of the Company the audited financial statements of the Company for the fiscal year ended December 31, 2022.
2.
The Audit Committee has discussed with KPMG LLP (KPMG), our independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of our financial statement with generally accepted accounting principles in the United States, its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB), including General Auditing Standards, Accounting Standard No. 1301, Communications with Audit Committees and the U.S. Securities and Exchange Commission (SEC).
3.
The Audit Committee has received from KPMG the written disclosures required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and has discussed with KPMG the independence of KPMG from the Company and its management.
4.
Based on the review and discussions described above, among other things, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2022.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

Mark Auerbach, Chair
Laura J. Hamill
J. Jay Lobell
John C. Pottage, Jr., M.D.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR ENDING DECEMBER 31, 2023

In accordance with its charter, the Audit Committee of our Board has appointed the firm of KPMG LLP (KPMG), an independent registered public accounting firm, to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. KPMG has served as our independent registered public accounting firm since December 23, 2021.

Our Board is asking stockholders (on a non-binding advisory basis) to ratify that appointment. We are not required to have the stockholders ratify the appointment of KPMG as our independent registered public accounting firm. However, the Board believes that submitting the appointment of KPMG to the stockholders for ratification is good corporate practice and governance. If the stockholders do not ratify the appointment, the Audit Committee will reconsider the retention of KPMG, but ultimately may decide to retain KPMG as the Company’s independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time if it determines that such a change would be in the best interests of the Company and its stockholders.

Before selecting KPMG, the Audit Committee carefully considered that firm’s qualifications as an independent registered public accounting firm for the Company. This included a review of KPMG’s performance in prior years, and the firm’s efficiency, integrity and competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with KPMG in all of these respects.

Representatives of KPMG will be present virtually at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Vote Required

The ratification of the appointment of KPMG as our independent public accounting firm for the fiscal year ending December 31, 2023 requires the affirmative vote of a majority of the votes cast “FOR” or “AGAINST” such matter which are cast by holders of shares of Common Stock who are present virtually or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no effect on this proposal.

RECOMMENDATION

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

EXECUTIVE OFFICERS

As of April 4, 2023, our executive officers are as follows:

Name	Age	Position
Thomas G. Wiggans	71	Chief Executive Officer and Chair of the Board
Sean Brusky	46	Chief Commercial Officer
Heidi Henson	57	Chief Financial Officer
Brian P. Kearney, PharmD	50	Chief Development Officer
Elizabeth H. Lacy	57	General Counsel and Corporate Secretary

Thomas G. Wiggans has served as our Chief Executive Officer and Chair of our Board since March 2022. For more information on Mr. Wiggans, see “Board of Directors and Corporate Governance – Continuing Directors.”

Sean P. Brusky has served as our Chief Commercial Officer since May 2021. Mr. Brusky brings over 20 years of biopharmaceutical business development, commercial, managed care, and medical affairs experience to Pardes. Most recently, from June 2005 to February 2021, Mr. Brusky served in a series of positions of increasing responsibility focused on marketing, sales, account management and market access at Genentech, Inc. (a member of the Roche Group), including as Head, Healthcare Delivery Innovation, U.S. Medical Affairs from January 2020 to February 2021, and as Executive Director, BioOncology Portfolio Strategy and Partnership from December 2018 to January 2020. Prior to Genentech, from September 2001 to August 2004, Mr. Brusky was Manager, Business and Corporate Development for Vertex Pharmaceuticals, Inc., where he focused on global corporate development, partnering and out-licensing of antivirals and other therapeutics. Mr. Brusky earned his Sc.B. in Biochemistry and Molecular Biology from Brown University and M.B.A. from Harvard Business School.

Heidi Henson has served as our Chief Financial Officer since January 2021 and was an advisor to the Company from April 2020 until January 2021. She has over 25 years of financial operations experience with both public and private companies. Prior to joining Pardes, Ms. Henson was Chief Financial Officer of Imbria Pharmaceuticals, Inc. from April 2019 to July 2020 and Chief Financial Officer of Respivant Sciences from November 2018 to April 2019. From August 2014 to July 2018, Ms. Henson served as Chief Financial Officer and Secretary of Kura Oncology (Nasdaq: KURA). Ms. Henson also served as Chief Financial Officer of Wellspring Biosciences, Inc., a privately-held biopharmaceutical company, and its parent company Araxes Pharma LLC, from July 2012 to July 2018, and served as Secretary of both Wellspring and Araxes from July 2012 to January 2015. From 2007 to March 2012, Ms. Henson served as Vice President, Finance at Intellikine, Inc., a privately-held biopharmaceutical company, until its acquisition by Takeda Pharmaceutical Company Limited. Ms. Henson previously served as an independent financial consultant for several years assisting with various start-up activities for early-stage companies, SEC reporting and Sarbanes-Oxley implementation and compliance. Ms. Henson serves on the board of directors for PepGen, Inc. (Nasdaq: PEPG), a position she has held since June 2021, and Lisata Therapeutics, Inc. (Nasdaq: LSTA), a position she has held since September 2022. Ms. Henson began her career in auditing at PricewaterhouseCoopers LLP, a public accounting firm, where she served both public and private companies. She received a B.A. of Accountancy from the University of San Diego and is a Certified Public Accountant (inactive) in the state of California.

Brian P. Kearney, PharmD has served as our Chief Development Officer since November 2020 and was an advisor to the Company from October 2020 until November 2020. Prior to joining Pardes, from 1999 to October 2020, Dr. Kearney served in a series of positions of increasing responsibility and scope at Gilead Sciences, Inc., including as Vice President, Clinical Research, Inflammation from May 2020 to October 2020, Global Filing Lead, Inflammation (filgotinib) from February 2019 to October 2020 and Vice President, Clinical Pharmacology from January 2016 to February 2019. While at Gilead Sciences, Dr. Kearney built the clinical pharmacology department and contributed and/or led early and/or full development efforts for numerous new chemical entities ultimately approved for the treatment of HIV, hepatitis B and hepatitis C. Dr. Kearney also led first-in-franchise, global registrations for both antiviral and inflammation drug products. Dr. Kearney holds a PharmD from the University of Illinois, College of Pharmacy, conducted his Clinical Practice

Residency with Independent Research Elective at the University of Pittsburgh Medical Center, and was a Post-Doctoral Research Fellow at the University of California, San Francisco.

Elizabeth H. Lacy has served as our General Counsel and Corporate Secretary since January 2021 and was an advisor to the Company from September 2020 until January 2021. Prior to joining the Company, from December 2015 through July 2020, Ms. Lacy served in a variety of positions with Assembly Biosciences, Inc. (Nasdaq: ASMB), a publicly traded biopharmaceutical company, culminating in her role as General Counsel, Senior Vice President of Legal Operations and Corporate Secretary from July 2019 to July 2020. In such roles, she advised on corporate governance, SEC reporting matters, public equity offerings, human resource matters, compliance, contracts and other operational matters as Assembly moved from a pre-clinical to clinical-stage company. Prior to joining Assembly, Ms. Lacy worked for over 20 years in private practice with Barnes & Thornburg LLP, Kirkland & Ellis LLP and Jones Day, where she worked in a variety of legal areas, including venture capital, private equity, asset-based lending, general corporate counseling and board governance. She earned an A.B. in Public Policy from Duke University and J.D., summa cum laude, from Case Western Reserve University.

EXECUTIVE OFFICER COMPENSATION

Implications of Being an “Emerging Growth Company” and “Smaller Reporting Company”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and a “smaller reporting company” as defined under Rule 405 of the Securities Act of 1933, as amended, and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about the Company’s executive compensation arrangements and no requirement to have non-binding advisory votes on executive compensation.

Named Executive Officers (NEOs)

Our NEOs for the fiscal year ended December 31, 2022 are as follows:

Name	Role During 2022
Thomas G. Wiggans	Chief Executive Officer
Heidi Henson	Chief Financial Officer
Brian P. Kearney, PharmD	Chief Development Officer
Uri A. Lopatin, M.D.(1)	Former Chief Executive Officer and President

(1)
On March 1, 2022, Dr. Lopatin stepped down as the Company’s Chief Executive Officer and President and the Board appointed Thomas G. Wiggans to the role of Chief Executive Officer.

Executive Compensation Overview

The compensation of our NEOs consists of a combination of base salary, bonuses and long-term incentive compensation in the form of incentive stock options. Our NEOs are eligible to participate in our retirement and health and welfare benefit plans to the same extent as other employees. We will continue to evaluate our compensation values and philosophy and compensation plans and arrangements as circumstances merit. We review executive compensation annually with input from a compensation consultant. As part of this review process, our Board and the Compensation Committee apply our values and philosophy while considering the compensation levels needed to ensure our executive compensation program remains competitive with our peers. In connection with our executive compensation program, we will also review whether we are meeting our retention objectives and the potential cost of replacing a key employee.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to each of the NEOs for the periods presented.

Name and principal position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(f)	(g)	(i)	(j)
Thomas G. Wiggans Chief Executive Officer and Chair of the Board	2022	520,833(3)	4,396,558	234,400	—	5,151,791
Heidi Henson Chief Financial Officer	2022	412,000	1,257,473	152,600	—	1,822,073
	2021	375,250(4)	658,863	158,000	—	1,192,113
Brian P. Kearney, PharmD Chief Development Officer	2022	433,000	1,257,473	161,800	—	1,852,273
	2021	420,000	—	168,000	—	588,000
Uri A. Lopatin, M.D.	2022	243,750(5)	2,730,606		543,206(6)	3,517,562
Former Chief Executive Officer and President	2021	442,500(7)	—	225,000	—	667,500

(1)
The amount represents the aggregate grant date fair value of stock options awarded, calculated in accordance with the provisions of FASB ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the options reported in this column are set forth in Note 10 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. The amount reported reflects the accounting cost for the options and does not correspond to the actual economic value that may be received by the NEO upon the exercise of the options or any sale of the underlying shares of our Common Stock.
(2)
Non‑equity incentive plan compensation represents amounts paid as annual performance-based cash bonuses. Annual performance-based cash bonuses are paid in the first quarter of the following year based on the achievement of Company-wide and individual performance goals and other factors deemed relevant by the Compensation Committee for the year indicated.
(3)
On March 1, 2022, Mr. Wiggans became an employee of the Company. His annualized base salary for 2022 was $625,000.
(4)
On January 20, 2021, Ms. Henson became an employee of the Company. Her annualized base salary for 2021 was $395,000.
(5)
On March 1, 2022, Dr. Lopatin stepped down as Chief Executive Officer and President. Dr. Lopatin continued as an employee in the role of Chief Scientific and Strategic Advisor until July 31, 2022, and has been engaged as a consultant to the Company since August 1, 2022.
(6)
Dr. Lopatin received $468,000 in severance pay pursuant to the terms of the Pardes’ Executive Severance Plan, which is payable in installments over 12 months commencing in August 2022. The amount also includes $40,091 in COBRA payments payable under Dr. Lopatin’s separation agreement. Dr. Lopatin earned $20,532 in consulting fees for services performed in 2022 and $14,583 in director fees for his service as a non-employee director commencing on August 1, 2022. In his role as Chief Scientific and Strategic Advisor, Dr. Lopatin worked to ensure a smooth transition of his duties and relationships to Mr. Wiggans and continued to provide strategic advice on the research and development programs.
(7)
From January 1, 2021 through January 19, 2021, Dr. Lopatin’s annualized base salary was $300,000. On January 20, 2021, Dr. Lopatin’s annualized base salary was increased to $450,000.

Narrative Disclosure to Summary Compensation Table

Our Compensation Committee reviews compensation for our executive officers and senior management annually. In setting executive base salaries and bonuses and granting equity incentive awards, the Compensation Committee considers compensation for comparable positions in the market, the historical compensation levels of our executive officers, individual performance as compared to our expectations and objectives, internal equity, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to us. We target a general competitive position, based on independent third-party benchmark analytics to inform the mix of compensation of base salary, bonus and long-term incentives.

Our Compensation Committee is primarily responsible for determining the compensation for our executive officers and other members of senior management. Our Compensation Committee typically reviews and discusses management’s proposed compensation with our Chief Executive Officer for all executives (other than the Chief Executive Officer) and other members of senior management. Based on those discussions and its discretion, taking into account the factors noted above, the Compensation Committee then sets the compensation for each executive officer and reports the determination to the Board. Our Compensation Committee has the authority to engage the services of a compensation consultant or other outside advisor to assist it in designing our executive compensation programs and in making compensation decisions. During 2022, the Compensation Committee retained the services of Aon plc as its external compensation consultant to advise on executive compensation matters including our overall compensation program design and collection of market data to inform our compensation programs for our executive officers and members of our Board. Aon plc reports directly to our Compensation Committee. Prior to engaging Aon plc, our Compensation Committee assessed Aon plc’s independence consistent with Nasdaq Listing Standards and concluded that the engagement of such consultant did not raise any conflict of interest.

Base Salaries

Base salaries provide financial stability and security to our NEOs by providing a fixed amount of cash for performing their job responsibilities. Our NEOs’ base salaries are established based on each NEO’s position, criticality and scope of responsibilities, prior experience and training, then-current compensation levels and competitive market-based compensation data reviewed by the Compensation Committee for similar positions in our industry. Each NEO’s annualized base salaries for 2021 and 2022, effective as of January 1 of each year or the date of hire of the NEO, as applicable, were as follows:

NEO	2021 Annualized Base Salaries	2022 Annualized Base Salaries	Percentage Increase
Thomas G. Wiggans(1)	—	$625,000	—
Heidi Henson(2)	$395,000	$412,000	4.3%
Brian P. Kearney, PharmD	$420,000	$433,000	3.1%
Uri A. Lopatin, M.D.(3)	$450,000	$468,000	4.0%

(1)
Mr. Wiggans became our Chief Executive Officer and Chair of the Board of Directors on March 1, 2022.
(2)
Ms. Henson became our Chief Financial Officer on January 20, 2021.
(3)
Dr. Lopatin stepped down as our Chief Executive Officer and President effective March 1, 2022, but continued as an employee in the role of Chief Scientific and Strategic Advisor until July 31, 2022. For the period from May 1, 2022 to July 31, 2022, Dr. Lopatin changed from a full-time employee to 75% time and his annualized base salary was proportionally reduced.

The Compensation Committee approved modest 2022 merit-based salary increases of approximately 3.1% to 4.3% in light of our strong 2021 performance, which included advancement of pomotrelvir into a first-in-human Phase 1 clinical trial, submission of an investigational new drug application for pomotrelvir with the FDA, progress in our other research programs and completion of a Series A preferred financing transaction and a business combination with FSDC II.

Non-Equity Incentive Plan Compensation

Our employees, including our NEOs, are eligible to earn annual performance‑based cash bonuses to reward strong performance and encourage retention in a competitive labor market. We pay these bonuses to motivate and reward our employees for achieving or exceeding our shorter-term corporate goals, which are each designed to be measured over a calendar year. We consider annual cash incentive bonuses to be an important component of our total compensation program and to provide incentives necessary to attract and retain executive officers.

Other than Dr. Lopatin, who was not eligible for a bonus related to performance in 2022 due to his departure as an employee at the end of July 2022, our NEOs are participants in our Senior Executive Cash Incentive Bonus Plan, which is intended to provide an incentive for superior work and to motivate eligible executives of the Company toward even higher achievement and business results, to tie their goals and interests to those of the Company and its stockholders and to enable the Company to attract and retain highly qualified executives. The NEOs receive a bonus payment under the Senior Executive Cash Incentive Plan upon the attainment of one or more performance objectives. These performance goals are reviewed by our Compensation Committee in the first quarter of the applicable calendar year and then approved by the Board. Actual bonus amounts earned by NEOs are determined by the Compensation Committee in the first quarter of the following year based on achievement of the corporate performance goals and the individual performance goals set for the NEOs. For performance in 2022, below sets forth the target bonus opportunity and bonus formula for the eligible NEOs, Mr. Wiggans, Ms. Henson and Dr. Kearney:

	Target Bonus	Contribution to Bonus
Name	Percentage	Corporate	Individual
Thomas G. Wiggans	50%	100%
Heidi Henson	40%	80%	20%
Brian P. Kearney, PharmD	40%	80%	20%

For 2022, annual bonuses were based on achievement of corporate goals related to clinical development of pomotrelvir, launch readiness, portfolio value and financial operations. The Compensation Committee determined that we had achieved 90% of our corporate goals for 2022. Each of Mr. Wiggans, Ms. Henson and Dr. Kearney earned 90%, 93% and 93%, respectively, of their target bonus opportunity.

Equity Incentive Compensation

Each granted stock option award issued in fiscal year 2022 is described in the table under “Outstanding Equity Awards at 2022 Fiscal Year End” below.

Employee Benefit Plans

NEOs are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life and accidental death and dismemberment insurance plans, in each case, on the same basis as all other employees. We also maintain a 401(k) plan for the benefit of our eligible employees, including the NEOs, as discussed in the section “401(k) Plan” below.

401(k) Plan

We maintain a 401(k) retirement savings plan (401(k) Plan) that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Under the 401(k) Plan, eligible employees may defer eligible compensation subject to applicable annual contribution limits imposed by the Internal Revenue Service. Our employees’ pre-tax contributions are allocated to each participant’s individual account and participants are immediately and fully vested in their contributions. The 401(k) Plan is intended to be qualified under Section 401(a) of the Internal Revenue Code (Code) with the 401(k) Plan’s related trust intended to be tax exempt under Section 501(a) of the Code. We do not currently provide for matching contributions under our 401(k) Plan.

Severance Arrangements with NEOs

Each NEO is a participant in our executive severance plan (Executive Severance Plan), which provides for certain payments and benefits in the event of a termination of employment, including an involuntary termination of employment in connection with a change in control of the Company. All of the NEOs participate in the Executive Severance Plan and the terms of the Executive Severance Plan replaced the severance provisions in such NEOs’ offer letters (if any), except that the acceleration of vesting with respect to a portion of the executive’s unvested equity awards that were outstanding as of December 23, 2021 in connection with certain “qualified terminations” outside of the “change in control” period were retained.

The Executive Severance Plan provides that upon a termination of employment by the Company other than for “cause” (as defined in the Executive Severance Plan), death or “disability” (as defined in the Executive Severance Plan), or upon a resignation by an eligible participant for “good reason” (as defined in the Executive Severance Plan), in either case outside of the “change in control period” (i.e., the period beginning three months prior to the date of a “change in control” (as defined in the Executive Severance Plan) and ending on the one-year anniversary of the change in control), the participant will be entitled to receive, subject to the execution and delivery of a separation agreement and release containing, among other provisions, an effective release of claims in favor of the Company and reaffirmation of the “restrictive covenants agreement” (as defined in the Executive Severance Plan), (i) a severance amount equal to 12 months for the Tier 1 Executive (i.e., the Company’s Chief Executive Officer), 9 months for each Tier 2 Executive (i.e., the C-level executives of the Company, including the NEOs other than the Chief Executive Officer) and six months for each Tier 3 Executive (i.e., the VP-level executives of the Company), of the participant’s annual base salary in effect immediately prior to such termination, and (ii) up to 12 for the Tier 1 Executive, 9 for each Tier 2 Executive and 6 for each Tier 3 Executive, monthly cash payments equal to the monthly employer contribution that we would have made to provide health insurance for the applicable participant if he or she had remained employed by us, based on the premiums as of the date of termination, in each case payable over 12 months for the Tier 1 Executive, 9 months for each Tier 2 Executive and 6 months for each Tier 3 Executive. In addition, for the Tier 1 Executive and each Tier 2 Executive, with respect to outstanding and unvested equity awards held by the participant and granted prior to December 23, 2021, such equity awards will be subject to any acceleration of vesting provisions as specified in the terms of the applicable award agreements.

The Executive Severance Plan also provides that upon a termination of employment by the Company other than for cause, death or disability or upon a resignation by an eligible participant for good reason, in either case within the change in control period, the participant will be entitled to receive, in lieu of the payments and benefits described above and subject to the execution and delivery of a separation agreement and release containing, among other provisions, an effective release of claims in favor of the Company and reaffirmation of the restrictive covenants agreement, (i) a lump sum cash severance amount equal to 150% for the Tier 1 Executive, 100% for each Tier 2 Executive, and 50% for each Tier 3 Executive, of the participant’s annual base salary in effect immediately prior to such termination (or the participant’s annual base salary in effect for the year immediately prior to the year of termination, if higher), (ii) a lump sum amount equal to 150% for the Tier 1 Executive, 100% for each Tier 2 Executive, and 50% for each Tier 3 Executive, of the participant’s annual target bonus in effect immediately prior to such termination (or the participant’s annual target bonus in effect immediately prior to the change in control, if higher), (iii) a lump sum amount equal to the monthly employer contribution that we would have made to provide health insurance for the participant if he or she had remained employed by us for 18 months for the Tier 1 Executive, 12 months for each Tier 2 Executive, and 6 months for each Tier 3 Executive, following the date of termination, based on the premiums as of the date of termination, and (iv) for all outstanding and unvested equity awards of the Company that are subject to time-based vesting held by the participant, full accelerated vesting of such awards; provided, that any outstanding and unvested equity awards subject to performance conditions may become vested, exercisable and/or nonforfeitable in the plan administrator’s discretion or to the extent specified in the applicable award agreement.

The payments and benefits provided under the Executive Severance Plan in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Code. These payments and benefits may also subject an eligible participant to an excise tax under Section 4999 of the Code. If the payments or benefits payable to an eligible participant in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a greater net after-tax benefit to the applicable participant.

Employment Agreements with NEOs

As of December 31, 2022, all of our NEOs served pursuant to employment arrangements that shared the following characteristics:

•
Upon a change in control, double-trigger severance and equity acceleration rights;
•
No guaranteed bonuses; and
•
No special health or welfare benefits.

Thomas G. Wiggans. In March 2022, the Company entered into an employment agreement with Mr. Wiggans (Wiggans Employment Agreement). The employment of Mr. Wiggans is “at will” and the Company may terminate the Wiggans Employment Agreement for any reason or no reason, and Mr. Wiggans may voluntarily resign for any reason or no reason. Mr. Wiggans’ current annual base salary is $625,000, which is subject to review and modification. In addition, Mr. Wiggans is eligible for an annual bonus with a target amount equal to fifty percent (50%) of his base salary paid for the relevant fiscal year in accordance with the terms of the Senior Executive Cash Incentive Bonus Plan or other bonus plan(s) adopted by the Board or the Compensation Committee from time to time and to participate in our benefit plans generally. Mr. Wiggans receives no additional compensation for his services as a director of the Company or Chair of the Board. Mr. Wiggans has been designated a Tier 1 Executive under the Company’s Executive Severance Plan and will be entitled to the severance benefits applicable to a Tier 1 Executive set forth in the Executive Severance Plan in connection with a “qualified termination event.” Additionally, the Executive Severance Plan, as modified for Mr. Wiggans pursuant to the Wiggans Employment Agreement, also provides that upon a termination of employment by the Company other than for cause, death or disability, or upon his resignation for good reason, in either case outside of the change in control period, Mr. Wiggans shall be entitled to an acceleration of his unvested stock options under his new hire stock options that would have vested over the next twelve months following the qualified termination event. Such acceleration will not apply to future equity awards. As a condition of employment, Mr. Wiggans executed and is subject to a Proprietary Information, Inventions and Assignment Agreement.

Heidi Henson. In January 2021, we entered into an offer letter with Ms. Henson (Henson Offer Letter). Ms. Henson currently serves as our Chief Financial Officer. The Henson Offer Letter provides for Ms. Henson’s at-will employment. Ms. Henson’s current annual base salary is $435,500, which is subject to review and modification. In addition, Ms. Henson is eligible for an annual bonus with a target amount equal to 40% of her annual base salary in accordance with the terms of the Senior Executive Cash Incentive Bonus Plan or other bonus plan(s) adopted by the Board or the Compensation Committee from time to time and to participate in our benefit plans generally. Ms. Henson participates in the Executive Severance Plan as a Tier 2 Executive. Additionally, in the event that Ms. Henson’s employment is terminated by us without “cause” (and other than due to Ms. Henson’s death or disability) or Ms. Henson resigns for “good reason” (as each terms are defined in the Executive Severance Plan) (each such termination a “qualifying termination”) outside of the change in control period, then pursuant to Ms. Henson’s Offer Letter and the equity awards held by her as of December 23, 2021 and subject to the execution and effectiveness of general release of claims, Ms. Henson will be entitled to receive, in addition to the benefits afforded under the Executive Severance Plan, nine (9) months of accelerated vesting of all outstanding unvested equity awards held by Ms. Henson as of December 23, 2021. As a condition of employment, Ms. Henson executed and is subject to a Proprietary Information, Inventions and Assignment Agreement.

Brian P. Kearney, PharmD. In September 2020, we entered into an offer letter with Dr. Kearney, as amended by Amendment No. 1 to the offer letter on December 23, 2020 (as amended, Kearney Offer Letter). Dr. Kearney currently serves as our Chief Development Officer. Dr. Kearney’s current annual base salary is $450,400, which is subject to review and modification. In addition, Dr. Kearney is eligible for an annual bonus with a target amount equal to 40% of his annual base salary in accordance with the terms of the Senior Executive Cash Incentive Bonus Plan or other bonus plan(s) adopted by the Board or the Compensation Committee from time to time and to participate in our benefit plans generally. Dr. Kearney participates in the Executive Severance Plan as a Tier 2 Executive. Additionally, in the event that Dr. Kearney’s employment is terminated by us without “cause” (and other than due to Dr. Kearney’s death or disability) or Dr. Kearney resigns for “good reason” (as each terms are defined in the Executive Severance Plan) (each such termination a “qualifying termination”) outside of the change in control period, then pursuant to the Kearney Offer Letter and the equity awards held by him as of December 23, 2021 and subject to the execution and effectiveness of general release of claims, Dr. Kearney will be entitled to receive, in addition to the benefits afforded under the Executive Severance Plan, nine (9) months of accelerated vesting of all outstanding unvested equity awards held by Dr. Kearney as of December 23, 2021. As a condition of employment, Dr. Kearney executed and is subject to a Proprietary Information, Inventions and Assignment Agreement.

Uri A. Lopatin, M.D. In April 2020, we entered into an offer letter with Dr. Lopatin (First Lopatin Offer Letter), and further amended and restated the First Lopatin Offer Letter on December 23, 2020 (A&R Lopatin Offer Letter). Until March 1, 2022, Dr. Lopatin served as our Chief Executive Officer and effective as of March 1, 2022, Dr. Lopatin transitioned to Chief Scientific and Strategic Advisor, a non-executive employee role. The A&R Lopatin Offer Letter, which remained in effect following Dr. Lopatin’s transition to a non-executive employee role, provided for Dr. Lopatin’s at-will employment and participation in our benefit plans generally. Dr. Lopatin’s then current annual base salary was $468,000. Effective as of March 25, 2022, Dr. Lopatin entered into the Transition and Separation Agreement and General Release of Claims (Separation Agreement) and Consulting Agreement (Consulting Agreement) with the Company. The Separation Agreement provided that until April 30, 2022, Dr. Lopatin continued as our full-time employee in the role of

Chief Scientific and Strategic Advisor and continued to receive his base salary at his then current annualized rate. For the period from May 1, 2022 to July 31, 2022 (Separation Date), Dr. Lopatin’s hours were reduced and his annualized base salary was subject to proportionate reduction upon reduction in hours. Immediately following the Separation Date, Dr. Lopatin transitioned to a consultant pursuant to the Consulting Agreement. Dr. Lopatin also remains on our Board as a Class III director until our 2024 annual meeting of stockholders and until his successor is duly elected and qualified, or, if sooner, until his earlier death, resignation or removal. Following the Separation Date, Dr. Lopatin became entitled to compensation for his board service consistent with the compensation provided to other non-employee directors under our Non-Employee Director Compensation Policy. Pursuant to the Separation Agreement, in consideration of Dr. Lopatin agreeing to a release of claims in favor of us and complying with certain other continuing obligations contained therein, Dr. Lopatin is receiving the severance benefits of a Tier 1 Executive under the terms and conditions set forth in the Executive Severance Plan, including (i) a severance amount equal to 12 months of his annual base salary in effect as of the execution date of the Separation Agreement, payable in installments over 12 months, and (ii) up to 12 months of monthly cash payments to our health plan administrator equal to the monthly employer contribution that we would have made to provide health insurance for Dr. Lopatin if he had remained employed by us. Dr. Lopatin also executed the Consulting Agreement with the Company to be effective immediately following the Separation Date. Under the Consulting Agreement, Dr. Lopatin will additionally serve as a part-time consultant providing scientific and strategic advisory services and other projects as may be requested by the Chief Executive Officer until March 2, 2024, unless earlier terminated by either party in accordance with the terms of the Consulting Agreement, at a rate of $400 per hour.

Outstanding Equity Awards at 2022 Fiscal Year End

The following table sets forth certain information with respect to outstanding equity awards held by our NEOs as of December 31, 2022.

	Option Awards(*)(1)					Stock Awards(2)
Name	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Thomas G. Wiggans	9/14/2022	—	450,000(4)	2.98	9/13/2032	—	—
Chief Executive Officer and Chair of Board of Directors	3/02/2022	—	985,000(5)	6.36	3/01/2032	—	—
Heidi Henson	9/14/2022	—	125,000(4)	2.98	9/13/2032	—	—
Chief Financial Officer	2/01/2022	33,333	126,667(6)	11.32	1/31/2032	—	—
	3/18/2021	115,763	125,830(7)	3.88	3/17/2031	—	—
	10/01/2020	—	—	—	—	16,131(8)	27,261
	7/01/2020	—	—	—	—	111,450(9)	188,351
Brian P. Kearney, PharmD	9/14/2022	—	125,000(4)	2.98	9/13/2032	—	—
Chief Development Officer	2/01/2022	33,333	126,667(6)	11.32	1/31/2032	—	—
	11/03/2020	—	—	—	—	209,703(10)	354,398
Uri A. Lopatin, M.D.	2/01/2022	87,708	333,292(6)	11.32	1/31/2032	—	—
Former Chief Executive Officer	2/29/2020	—	—	—	—	1,642,426(11)	2,775,700

(*) Except for an option to purchase 925,000 shares of Common Stock granted under the 2022 Inducement Plan to Mr. Wiggans in connection with his hiring, all option awards were granted under the 2021 Stock Option and Incentive Plan, as amended from time to time.

(1)
The vesting of each stock option is subject to the NEO’s continuous service with us through the applicable vesting dates. Each of our NEOs is entitled to accelerated vesting of all or a portion of their outstanding unvested equity awards in connection with certain qualifying termination. For additional discussion, please see “—Severance Arrangements with NEOs” and “—Employment Agreements with NEOs.”
(2)
The vesting of each restricted stock award is subject to the NEO’s continuous service with us through the applicable vesting dates. Each of our NEOs are entitled to accelerated vesting of all or a portion of their outstanding unvested restricted stock awards in connection with certain qualifying termination. For additional discussion, please see “—Severance Arrangements with NEOs” and “—Employment Agreements with NEOs.”
(3)
Based on the closing sales price of $1.69 per share for our Common Stock on the Nasdaq Global Market as of December 30, 2022, the last trading day in 2022.
(4)
Option award vests over two years with 50% vesting on the first anniversary of the grant and the remainder vesting in equal monthly installments thereafter, subject to continuous service on each applicable vesting date.
(5)
Option award vests over four years with 25% vesting on March 1, 2023 and the remainder vesting in equal monthly installments thereafter, subject to continuous service on each applicable vesting date.
(6)
Option award vests over four years with 1/48th vesting on each month anniversary of the grant, subject to continuous service on each applicable vesting date.
(7)
Option award vests over four years with 25% vesting on January 20, 2022 and the remainder vesting in equal monthly installments thereafter, subject to continuous service on each applicable vesting date.
(8)
This restricted stock award was granted pursuant to an individual restricted stock purchase agreement between us and Ms. Henson in connection with Ms. Henson’s services for us as a consultant in 2020 prior to her commencing employment with us in 2021. The restricted stock award is subject to repurchase by us upon certain circumstances, which repurchase restrictions lapse in accordance with the following schedule: 25% of the shares shall no longer be subject to repurchase by us on October 1, 2021 and such restrictions shall continue to lapse in equal monthly installments thereafter for the next three years, in each case subject to Ms. Henson’s continued service relationship with us through each applicable date.
(9)
This restricted stock award was granted pursuant to an individual restricted stock purchase agreement between us and Ms. Henson in connection with her services for us as a consultant in 2020 prior to her commencing employment with us in 2021. The restricted stock award is subject to repurchase by us upon certain circumstances, which repurchase restrictions lapse in accordance with the following schedule: 25% of the shares shall no longer be subject to repurchase by us on July 1, 2021 and such restrictions shall continue to lapse in equal monthly installments thereafter for the next three years, in each case subject to Ms. Henson’s continued service relationship with us through each applicable date.
(10)
This restricted stock award was granted pursuant to an individual restricted stock purchase agreement between us and Dr. Kearney in connection with Dr. Kearney’s commencement of employment with us. The restricted stock award is subject to repurchase by us upon certain circumstances, which repurchase restrictions lapse in accordance with the following schedule: 25% of the shares shall no longer be subject to repurchase by us on October 1, 2021 and such restrictions shall continue to lapse in equal monthly installments thereafter for the next three years, in each case subject to Dr. Kearney’s continued service relationship with us through each applicable date.
(11)
This restricted stock award was granted pursuant to an individual restricted stock purchase agreement between us and Dr. Lopatin in connection with Dr. Lopatin’s commencement of employment with us. The restricted stock award is subject to repurchase by us upon certain circumstances, which repurchase restrictions lapse in accordance with the following schedule: 25% of the shares shall no longer be subject to repurchase by us on the first anniversary of the date of the award (or if no corresponding date, the next day) and such restrictions shall continue to lapse in equal monthly installments thereafter for the next three years, in each case subject to Dr. Lopatin’s continued service relationship with us through each applicable date.

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our executive officers is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily because our compensation programs are designed to create a greater focus on long-term value creation while balancing the need to meet shorter-term goals. The framework and goals of our annual performance-based incentive plan are consistent for all employees. Further all compensation decisions for our executive officers are approved by the Compensation Committee, subject to such additional review as the Board may request.

In addition, the Compensation Committee is responsible for reviewing and approving the design, goals and payouts under our annual bonus plan and equity incentive program for our NEOs. The Compensation Committee directly engages an independent compensation consultant who advises on market competitive and best practices, as well as any potential risks related to its compensation programs. This includes pay mix, compensation vehicles, pay for performance alignment, performance measures and goals, payout maximums, vesting periods and Compensation Committee oversight and independence. Based on all the factors mentioned, we believe our compensation policies, programs and practices do not create risks that are reasonably likely to have a material adverse effect on us.

Director Compensation

Non-Employee Director Compensation Policy

We adopted a non-employee director compensation policy that is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Under the policy, our non-employee directors are eligible to receive cash retainers (which will be prorated for partial years of service) and equity awards as set forth below:

Annual Retainer for Board Membership
Annual service on the board of directors	$ 35,000
Additional retainer for annual service as non-executive chairperson	$ 30,000
Additional retainer for annual service as lead independent director	$ 30,000

Additional Annual Retainer for Committee Membership
Annual service as Audit Committee chairperson	$ 15,000
Annual service as member of the Audit Committee (other than chair)	$ 7,500
Annual service as Compensation Committee chairperson	$ 10,000
Annual service as member of the Compensation Committee (other than chair)	$ 5,000
Annual service as Nominating and Corporate Governance Committee chairperson	$ 8,000
Annual service as member of the Nominating and Corporate Governance Committee (other than chair)	$ 4,000
Annual service as Science and Technology Committee chairperson	$ 8,000
Annual service as member of the Science and Technology Committee (other than chair)	$ 4,000

In addition, our policy provides that, upon initial election or appointment to the Board, each non-employee director will be granted a non-statutory stock option to purchase 75,000 shares of our Common Stock on the date of such director’s election or appointment to the Board (Director Initial Grant), subject to market checks at the time the award is granted. The Director Initial Grant will vest in substantially equal monthly installments over three years, subject to a continued service relationship with us. On the date of each annual meeting of stockholders of the Company, each non-employee director who will continue as a non-employee director following such meeting will be granted an annual award of a non-statutory stock option to purchase 37,500 shares of our common Stock (Director Annual Grant), subject to market checks at the time the award is granted. If a new non-employee director joins the Board and receives a Director Initial Grant within three months of the annual meeting of stockholders, then such non-employee director will not be granted a Director Annual Grant at that annual meeting of stockholders. The Director Annual Grant will vest in substantially equal monthly installments over twelve months but shall vest in full on the date of our next annual meeting of stockholders if earlier than the first anniversary of the grant date, subject to a continued service relationship with us. The Director Initial Grant and Director Annual Grant are subject to full acceleration vesting upon the sale of our company. All of the foregoing stock options will be granted with a per share exercise price equal to the fair market value of a share of our Common Stock on the date of grant and have a 10-year term.

The aggregate amount of compensation, including both equity compensation and cash compensation, paid to any of our non-employee director in a calendar year period will not exceed $1,000,000 in the first calendar year such individual becomes a non-employee director and $750,000 in any other calendar year.

Director’s fees are prorated to the date the director is appointed or elected. We will reimburse all reasonable out-of-pocket expenses incurred by directors for their attendance at meetings of the Board or any committee thereof. Employee directors will receive no additional compensation for their service as a director.

2022 Director Compensation

The following table presents the total compensation for each person (i) who served as a non-employee member of our Board during 2022 and continues to serve as a director, and (ii) who received compensation for such service during 2022. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards to, or pay any other compensation to such individuals. Thomas G. Wiggans our Chief Executive Officer and Chair of the Board did not receive any compensation for his service on the Board during 2022. Uri A. Lopatin, M.D., our former Chief Executive Officer, did not receive any compensation for his service as a member of our Board during 2022 prior to his cessation as an employee of the Company on July 31, 2022. Mr. Wiggans and Dr. Lopatin’s compensation for services as employees and Dr. Lopatin’s compensation for services as a director and consultant for fiscal year 2022 are presented in “Executive Officer Compensation – Summary Compensation Table.”

Name	Fees earned or paid in cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)(3)	Total ($)
Mark Auerbach	60,000	—	110,693	170,693
Laurie Smaldone Alsup, M.D.	13,863(4)	—	133,080	146,943
Deborah M. Autor	43,000	—	110,693	153,693
Laura J. Hamill	50,500	—	110,693	161,193
J. Jay Lobell	52,500	—	110,693	163,193
John C. Pottage, Jr., M.D.	13,918(5)	—	133,080	146,998
James B. Tananbaum	—(6)	—	110,693	110,693
Michael D. Varney	43,000	—	110,693	153,693

(1)
As of December 31, 2022, the aggregate number of shares of Common Stock subject to unvested restricted stock awards held by our non-employee directors was as follows: 36,662 for Mr. Auerbach and 32,996 for Dr. Varney.
(2)
As of December 31, 2022, the aggregate number of shares of Common Stock subject to outstanding options held by our non-employee directors was as follows: 112,500 shares for each of Mr. Auerbach, Mr. Lobell, Dr. Tananbaum and Dr. Varney, 182,890 shares for each of Ms. Autor and Ms. Hamill and 75,000 shares for each of Dr. Smaldone Alsup and Dr. Pottage.
(3)
The amount represents the aggregate grant date fair value of stock options awarded during 2022, calculated in accordance with the provisions of FASB ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the options reported in this column are set forth in Note 10 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. The amount reported reflects the accounting cost for the options and does not correspond to the actual economic value that may be received by the non-employee director upon the exercise of the options or any sale of the underlying shares of our Common Stock.
(4)
Represents the pro-rated fees for Dr. Smaldone Alsup, who was appointed to serve as a director and a member of the Compensation Committee on September 13, 2022 and her pro-rated fee for serving as lead independent director since December 9, 2022.
(5)
Represents the pro-rated fees for Dr. Pottage who was appointed to serve as a director and a member of the Audit Committee and Science & Technology Committee on September 13, 2022.
(6)
Dr. Tananbaum declined to receive any cash compensation for his Board service.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures Regarding Transactions with Related Persons

We have adopted a written related person transaction policy that sets forth the policies and procedures for the review and approval or ratification of related person transactions. Our policy requires us to avoid, wherever possible, all related person transactions that could result in actual or potential conflicts of interests, except in accordance with the procedures approved by the Audit Committee. The Audit Committee is responsible for reviewing and approving or ratifying any related person transactions in accordance with our related person transaction policy. If the related person transaction involves a member of the Audit Committee, the conflicted director shall recuse himself or herself from any discussion or vote of the Audit Committee on the transaction, except that such conflicted director shall provide all material information concerning the transaction to the Audit Committee. In reviewing any related person transaction, the Audit Committee will take into account, among other factors that it deems appropriate: (i) whether the related person transaction is on terms no less favorable to us than terms generally available in a transaction with an unaffiliated third-party under the same or similar circumstances and (ii) the extent of the related person’s interest in the related person transaction. Additionally, we require each of our directors and officers to complete annually a directors’ and officers’ questionnaire that elicits information about related party transactions. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Certain Related-Party Transactions

Except for the compensation agreements and other arrangements described under “Executive Officer Compensation,” set forth below are the related-party transactions since January 1, 2021 to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest and which transactions are required to be disclosed under Section 404 of Regulation S-K.

Voting Agreement

In connection with the closing of the Business Combination, the Company entered into the Voting Agreement on December 23, 2021 (the Closing Date). The Voting Agreement will remain in place until the earlier of (i) the consummation of the 2024 annual meeting of stockholders or (ii) the date on which Sponsor owns less than 1,385,937 shares of Common Stock (as adjusted for any share split, share dividend or other share recapitalization, share exchange or other event).

Pursuant to the Voting Agreement each of the stockholders party thereto agreed to vote all of the Company’s voting securities that it owns from time to time and that it may vote in an election of our directors in accordance with the provisions of the Voting Agreement, whether at a regular or special meeting of stockholders.

The Voting Agreement provided that the Board immediately following the closing of the Business Combination was comprised of seven directors, which was divided into three (3) classes, designated Class I, II and III, with Class I initially consisting of two directors (Class I Directors), Class II initially consisting of two directors (Class II Directors) and Class III initially consisting of three directors (Class III Directors). J. Jay Lobell and Deborah M. Autor constituted the initial Class I Directors, the members of which had an initial term that expired at the 2022 annual stockholders meeting; Michael D. Varney, Ph.D. and Laura J. Hamill constituted the initial Class II Directors, the members of which have an initial term that expires at the Annual Meeting; and Uri A. Lopatin, M.D., Mark Auerbach and James B. Tananbaum, M.D. constituted the initial Class III Directors, the members of which have an initial term that expires at the 2024 annual stockholders meeting. At least a majority of the Board shall qualify as independent directors.

At each annual or special meeting of stockholders of the Company for the election of Class III directors, Sponsor shall have the right to designate for election as a member of the Board, and the Board (including any committee thereof) shall nominate (and recommend for election and include such recommendation in a timely manner in any proxy statement or other applicable announcement to its stockholders), one individual to serve as a Class III director. Sponsor shall not have more than one (1) individual nominee serving as a Class III director at any time through the consummation of the 2024 annual stockholders meeting. Pursuant to the Voting Agreement, through the 2022 annual stockholders meeting, the board of directors of Old Pardes as constituted immediately prior to the consummation of the Business Combination had the right to designate for election as members of the Board, and the Board (including any committee thereof) as required to nominate (and recommend for election and include such recommendation in a timely manner in any proxy statement or other applicable announcement to its stockholders), (A) one individual to serve as Class I Director, two individuals to serve as Class II Directors and one individual to serve as a Class III Director for the initial term of such directors and (B) up to two additional independent directors.

All directors elected pursuant to the terms of the Voting Agreement shall be removed from the Board (a) only upon the vote or written consent of the voting party that is entitled to nominate such director or (b) pursuant to the vote of the Company’s stockholders at any annual or special meeting of stockholders. Upon any individual elected to serve as a director pursuant to the Voting Agreement ceasing to be a member of the Board, whether by death, resignation or removal or otherwise, only the voting party that was entitled to nominate such individual shall have the right to fill any resulting vacancy in the Board; provided that such voting party still has the right to nominate the applicable director under the Voting Agreement.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Voting Agreement, a copy of which is attached as Exhibit 10.2 of our Form 8-K filed on December 30, 2021 and is incorporated herein by reference.

Registration Rights Agreement

On the Closing Date, FSDC II, Old Pardes, the FSDC II Investors (as defined below) and the Major Pardes Investors (as defined below) entered into a Registration Rights Agreement (Registration Rights Agreement), pursuant to which, among other things, the FSDC II Investors and the Major Pardes Investors and their permitted transferees (collectively, Investors) were granted certain customary registration rights, including demand, piggy-back and shelf registration rights, with respect to registrable securities (as defined in the Registration Rights Agreement) held by them. The FSDC II Investors include Sponsor, Daniel Dubin, Owen Hughes and Deepa Pakianathan. The Major Pardes Investors include Foresite Capital Opportunity Fund V, L.P., Foresite Capital Fund V, L.P., Khosla Ventures Seed D, LP, Khosla Ventures VII, LP and GMF Pardes, LLC, Uri A. Lopatin, M.D., Lopatin Descendants’ Trust, Lee D. Arnold, Ph.D., Brian P. Kearney PharmD, Heidi Henson, Elizabeth H. Lacy, Mark Auerbach, and Michael D. Varney, Ph.D. The Registration Rights Agreement provides that the Company will pay certain expenses relating to such registration and further provides that the Company will indemnify the Investors in the event of material misstatements or omissions attributable to the Company in any registration statement registering securities held by the Investors, and that the Investors will indemnify the Company for material misstatements or omissions attributable to the Investors in any registration statement registering securities held by the Investors.

Lockup Agreement

On the Closing Date, Pardes and certain of its stockholders and optionholders (Stockholders Parties) entered into a Lockup Agreement pursuant to which such Stockholder Parties agreed not to transfer any shares of Common Stock or options to purchase Common Stock received as Merger consideration (Covered Equity Interest) for a period of 180 days following the Closing Date. Notwithstanding the foregoing, any Stockholder Party that is an executive officer or director shall be allowed to establish a 10b5-1 trading plan during the lockup period, provided that no trades are made under the plan during the 180-day lock-up period. The Lockup Agreement has expired by its terms.

Certain Relationships and Related Person Transaction – GMF Pardes LLC

In connection with the Business Combination, as part of the sale of 7,500,000 newly issued shares of Common Stock in a private placement concurrent with the Business Combination for an aggregate purchase price of $75.0 million (PIPE Investment), GMF Pardes LLC, which was an affiliate of our director J. Jay Lobell, entered into a subscription agreement to purchase an aggregate of 500,000 shares of Common Stock at a purchase price of $10 per share in such private placement.

Certain Relationships and Related Person Transactions – FSDC II

On August 26, 2020, the Sponsor purchased an aggregate 2,875,000 shares of FSDC II’s Class B common stock for a total purchase price of $25,000, or approximately $0.009 per share. On January 22, 2021, the Sponsor transferred 30,000 shares of FSDC II’s Class B common stock to each of Daniel Dubin, M.D., Owen Hughes and Deepa Pakianathan, Ph.D., at their original per-share purchase price, for an aggregate of 90,000 shares of FSDC II’s Class B common stock transferred. On February 5, 2021, we effected a 1:11/2 stock split of the FSDC II Class B Common Stock and on February 16, 2021, we effected a 1:11/6 stock split of the FSDC II Class B common stock, resulting in the Sponsor holding an aggregate of 4,941,250 shares of FSDC II’s Class B common stock and there being an aggregate of 5,031,250 shares of FSDC II Class B common stock (Founder Shares) outstanding. The number of Founder Shares outstanding was determined based on the expectation that the total size of the FSDC II initial public offering (FSDC II IPO) would be a maximum of 20,125,000 shares of Class A Common Stock if the underwriters’ over-allotment option was exercised in full, and therefore such Founder Shares would represent 20% of the issued and outstanding shares of common stock (excluding the 602,500 shares of Class A Common Stock originally purchased by the Sponsor in a private placement simultaneously with the closing of FSDC II IPO (Private Placement Shares) after such offering.

The Sponsor purchased 602,500 Private Placement Shares at a price of $10.00 per share, or $6,602,500 in the aggregate, in a private placement that closed simultaneously with the FSDC II IPO.

Pursuant to a letter agreement dated February 16, 2021 delivered to FSDC II, the holders of the Founder Shares agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (i) one year after the Closing Date and (ii) the date following the Closing Date on which we complete a liquidation, merger, capital stock exchange or other similar transaction that results in all of the stockholders having the right to exchange their common stock for cash, securities or other property. Notwithstanding the foregoing, if the closing price of the Common Stock equaled or exceeded $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date, the Founder Shares would have been released from the lockup under this letter agreement. This letter agreement has terminated pursuant to its terms. The foregoing description of the lock-up provisions under this letter agreement does not purport to be complete and is qualified in its entirety by the full text of the letter agreement, a copy of which is attached as Exhibit 10.4 to our Form 8-K filed on February 19, 2021 and is incorporated herein by reference.

Until the Closing Date, FSDC II used office space at 900 Larkspur Landing Circle, Suite 150, Larkspur, California 94939 belonging to the Sponsor. Following the closing of the FSDC II IPO, FSDC II paid an affiliate of the Sponsor $10,000 per month for office space, secretarial and administrative services provided to members of its management team pursuant to the terms of an administrative services agreement between FSDC II and the Sponsor, which terminated as of the Closing Date.

The Sponsor and FSDC II’s executive officers and directors were reimbursed for any out-of-pocket expenses incurred in connection with activities on FSDC II’s behalf in connection with the completion of an initial business combination, such as identifying potential target businesses and performing due diligence on suitable business combinations. No compensation of any kind, including finder’s and consulting fees, were paid by FSDC II to the Sponsor, executive officers, directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of the Business Combination.

The Sponsor loaned FSDC II $200,000 to be used for a portion of the expenses of the FSDC II IPO. These loans were non-interest bearing and were payable upon the closing of the FSDC II IPO. These loans were fully repaid on February 19, 2021.

In connection with the Business Combination, as part of the PIPE Investment, certain affiliates of Sponsor entered into subscription agreements to purchase an aggregate of 1,000,000 shares of Common Stock at a purchase price of $10 per share in a private placement.

Previously, FSDC II entered into a registration rights agreement (Prior Registration Rights Agreement) with respect to the Founder Shares and Private Placement Shares. The holders of these securities were entitled to make up to three demands, excluding short form demands, that FSDC II register such securities. In addition, the holders had certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of FSDC II’s initial business combination. FSDC II bears the expenses incurred in connection with the filing of any such registration statements. As part of the Prior Registration Rights Agreement, certain holders of registrable securities agreed to a lock-up period of one year from the Closing Date.

In connection with the Closing of the Business Combination, the FSDC II Investors and certain other stockholders entered into the Registration Rights Agreement with FSDC II and certain Old Pardes stockholders that replaced the Prior

Registration Rights Agreement. For more information on the Registration Rights Agreement, see “Certain Relationships and Related Person Transactions – Certain Related-Party Transactions - Registration Rights Agreement.”

In connection with the execution of the Merger Agreement, the FSDC II Investors entered into a support agreement with FSDC II and Old Pardes. Under such support agreement, each such stockholder agreed to vote, at any meeting of the stockholders of FSDC II, and in any action by written consent of the stockholders of FSDC II, all of such stockholder’s Class B Common Stock of FSDC II in favor of (i) the Merger Agreement, (ii) certain proposals requiring approval by the stockholders of FSDC II in connection with Business Combination, and (iii) any other matter reasonably necessary for the consummation of the transactions contemplated by the Merger Agreement and the approval of such stockholder proposals. In addition, such support agreement prohibits each such stockholder from, among other things, selling, assigning or transferring any Class B common stock of FSDC II held by such stockholder or taking any action that would prevent or disable such stockholder from performing its obligations under the support agreement. Additionally, in connection with the execution of the Merger Agreement, affiliates of Sponsor and FSDC II entered into a support agreement with FSDC II and certain other stockholders of Old Pardes. Under such support agreement, each such stockholder agreed to vote, at any meeting of the stockholders of Old Pardes, and in any action by written consent of the stockholders of Old Pardes, all of such stockholder’s shares of Old Pardes in favor of (i) the Merger Agreement and the transactions contemplated thereunder, and (ii) any other matter reasonably necessary for the consummation of the transactions contemplated by the Merger Agreement. In addition, each of the foregoing support agreements prohibited each such stockholder from, among other things, selling, assigning or transferring its shares of stock in FSDC II or Old Pardes, as applicable, held by such stockholder or taking any action that would prevent or disable such stockholder from performing its obligations under the applicable support agreement. The support agreements have terminated as of the effective time of the merger contemplated under the Merger Agreement. The foregoing description of the support agreements does not purport to be complete and is qualified in its entirety by the full text of the support agreements, a copy of which is attached as Exhibit 10.1 and Exhibit 10.2 to our Form 8-K filed on June 29, 2021 and is incorporated herein by reference.

In addition, in connection with the Closing of the Merger, the Sponsor and certain other stockholders entered into a Voting Agreement with Pardes. For more information on the Voting Agreement, see “Certain Relationships and Related Party Transactions — Certain Related-Party Transactions — Voting Agreement.”

Certain Relationships and Related Person Transactions – Old Pardes

Series A Preferred Stock Financing

On January 26, 2021, Old Pardes concluded the closing of its Series A Preferred Stock financing pursuant to a Series A Preferred Stock Purchase Agreement, (Series A Purchase Agreement). In connection with the Series A Purchase Agreement, certain holders of Old Pardes’ capital stock exchanged Simple Agreements for Future Equity (SAFEs) held by such holders for Series A Preferred Stock pursuant to the Series A Preferred Stock Purchase Agreement. Khosla Ventures D, LP, a holder of more than 5% of Old Pardes’ capital stock, and Sara Lopatin, an immediate family member of Old Pardes’ chief executive officer, Uri A. Lopatin, M.D. exchanged SAFEs in the following amounts in connection with the Series A Purchase Agreement:

Name of Old Pardes Affiliate	Number of Shares of Series A-1 Preferred Stock Received	Total SAFE Balance Exchanged for Series A-1 Preferred Stock	Number of Shares of Series A-2 Preferred Stock Received	Total SAFE Balance Exchanged for Series A-2 Preferred Stock	Number of Shares of Series A-3 Preferred Stock Received	Total SAFE Balance Exchanged for Series A-3 Preferred Stock
Khosla Ventures Seed D, LP	2,415,458	$ 3,000,000	—	—	—	—
Sara Lopatin	—	—	40,256	$ 100,000	17,252	$ 50,000

Entities affiliated with the Sponsor and FSDC II’s officers and directors purchased 7,759,072 shares (5,511,517 shares as originally issued) of Series A Preferred Stock of Old Pardes at an original purchase price of $4.5541 per share, or approximately $25,100,000 in the aggregate.

Convertible Notes

On November 15, 2021, we entered a convertible note purchase agreement providing for the purchase and sale of up to $25.0 million of unsecured convertible promissory term notes (Convertible Notes). On November 15, 2021, we issued Convertible Notes for an aggregate principal amount of $10.0 million to certain of our stockholders affiliated with the Sponsor and FSDC II. The Convertible Notes accrued interest at the annual rate of 4% per annum and had a stated maturity date of October 31, 2022. The Convertible Notes were due and payable at the earlier of the closing under the Merger Agreement, the closing of a “corporate transaction” and at any time on or after the maturity date at our election or upon demand of a purchaser. We used proceeds from the closing of the Business Combination to repay in full outstanding principal amounts and accrued and unpaid interest under the outstanding Convertible Notes as of the Closing Date.

Indemnification Agreements

We have entered into indemnification agreements with each of our current directors and executive officers. Our amended and restated bylaws provides that we will indemnify our directors and officers to the fullest extent permitted by applicable law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of April 4, 2023, the Record Date for the Annual Meeting, held by:

•
each person, or group of affiliated persons, who is known by us to beneficially own greater than 5.0% of our outstanding Common Stock;
•
each of our current NEOs and directors; and
•
all of our directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants (as applicable) that are currently exercisable or exercisable within 60 days of the Record Date. Shares of our Common Stock subject to options that are currently exercisable or exercisable within 60 days of April 4, 2023 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person or entity. Unless otherwise indicated, Pardes believes that all persons named in the table have sole voting and investment power with respect to all Common Stock beneficially owned by them. Unless otherwise noted, the business address of each of our executive officers and directors is c/o Pardes Biosciences, Inc., 2173 Salk Ave., Suite 250, PMB#052, Carlsbad, California 92008. The percentage of shares beneficially owned is based on 61,716,745 shares of Common Stock outstanding as of April 4, 2023.

Name	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)
Named Executive Officers and Directors:
Thomas G. Wiggans(1)	404,687	*
Heidi Henson(2)	524,035	*
Brian P. Kearney, PharmD(3)	523,886	*
Mark Auerbach(4)	143,306	*
Laurie Smaldone Alsup, M.D.(5)	16,666	*
Deborah M. Autor(6)	105,178	*
Laura J. Hamill(7)	105,178	*
J. Jay Lobell(8)	1,436,777	2.33%
Uri A. Lopatin, M.D.(9)	5,820,079	9.41%
John C. Pottage, Jr., M.D.(10)	16,666	*
James B. Tananbaum, M.D.(11)	15,338,158	24.82%
Michael D. Varney, Ph.D.(12)	143,306	*
All Directors and Executive Officers as a group (14 individuals)(13)	25,218,052	40.80%
Stockholders (Greater than 5%):
Entities affiliated with FS Development Holdings II, LLC(14)	15,265,242	24.73%
Parties affiliated with Khosla Ventures(15)	6,151,766	9.97%
BML Investment Partners, L.P.(16)	4,867,984	7.89%
Entities affiliated with Lynx1 Fund(17)	3,139,202	5.09%

* Less than one percent.

(1)

Consists of (i) 50,000 shares of Common Stock held directly by Mr. Wiggans, and (ii) 354,687 shares of Common Stock issuable to Mr. Wiggans pursuant to options exercisable within 60 days of April 4, 2023.

(2)

Consists of (i) 316,753 shares of Common Stock held directly by Ms. Henson, of which 87,988 shares remain subject to a lapsing right of repurchase held by the Company as of June 3, 2023, and (ii) 207,282 shares of Common Stock issuable to Ms. Henson pursuant to options exercisable within 60 days of April 4, 2023.

(3)

Consists of (i) 457,533 shares of Common Stock held directly by Dr. Kearney, of which 152,511 shares remain subject to a lapsing right of repurchase held by the Company as of June 3, 2023, and (ii) 66,353 shares of Common Stock issuable to Dr. Kearney pursuant to options exercisable within 60 days of April 4, 2023.

(4)

Consists of (i) 70,390 shares of Common Stock held directly by Mr. Auerbach, of which 29,330 shares remain subject to a lapsing right of repurchase held by the Company as of June 3, 2023, and (ii) 72,916 shares of Common Stock issuable to Mr. Auerbach pursuant to options exercisable within 60 days of April 4, 2023.

(5)	Consists of 16,666 shares of Common Stock issuable to Dr. Smaldone Alsup pursuant to options exercisable within 60 days of April 4, 2023.
(6)	Consists of 105,178 shares of Common Stock issuable to Ms. Autor pursuant to options exercisable within 60 days of April 4, 2023.
(7)	Consists of 105,178 shares of Common Stock issuable to Ms. Hamill pursuant to options exercisable within 60 days of April 4, 2023.
(8)

Consists of (i) 200,000 shares of Common Stock held directly by Mr. Lobell, (ii) 1,163,861 shares of Common Stock held directly JJL Pardes LLC, of which Mr. Lobell is the sole managing member, and (iii) 72,916 shares of Common Stock issuable to Mr. Lobell pursuant to options exercisable within 60 days of April 4, 2023.

(9)

Consists of (i) 5,327,798 shares of Common Stock held directly by Dr. Lopatin, of which 1,055,846 shares remain subject to a lapsing right of repurchase held by the Company as of June 3, 2023, (ii) 140,333 shares of Common Stock issuable to Dr. Lopatin pursuant to options exercisable within 60 days of April 4, 2023, and (iii) 351,948 shares of Common Stock held by the Lopatin Descendants' Trust, for which Uri A. Lopatin, M.D. and Katherine Lopatin serve as co-trustees and have shared voting and investment discretion.

(10)	Consists of 16,666 shares of Common Stock issuable to Dr. Pottage pursuant to options exercisable within 60 days of April 4, 2023.
(11)

Consists of (i) 72,916 shares of Common Stock issuable to Dr. Tananbaum pursuant to options exercisable within 60 days of April 4, 2023, and (ii) the shares of Common Stock held of record by the Foresite Capital Affiliates (as defined below), as more specifically described in footnote 14 below. The address of Dr. Tananbaum is 900 Larkspur Landing Circle, Suite 150, Larkspur, California 94939.

(12)

Consists of (i) 70,390 shares of Common Stock held directly by Dr. Varney, of which 25,664 shares remain subject to a lapsing right of repurchase held by our Company as of June 3, 2023, and (ii) 72,916 shares of Common Stock issuable to Dr. Varney pursuant to options exercisable within 60 days of April 4, 2023.

(13)	Includes 25,218,052 shares held by all directors and executive officers as a group, including an aggregate 1,711,968 shares issuable pursuant to options exercisable within 60 days of April 4, 2023.
(14)

Based on information reported in a Statement on Schedule 13D, Amendment No. 1, filed with the SEC on December 5, 2022, consists of (i) 5,543,750 shares of Common Stock held directly by FS Development Holdings II, LLC (FSDH II), (ii) 2,455,432 shares of Common Stock held directly by Foresite Capital Opportunity Fund V, L.P. (FCOF V), and (iii) 7,266,060 shares of Common Stock held directly by Foresite Capital Fund V, L.P. (FCF V). The sole shareholders of FSDH II are FCOF V and FCF V. Foresite Capital Opportunity Management V, LLC (FCOM V LLC) is the general partner of FCOF V. Foresite Capital Management V LLC (FCM V LLC) is the general partner of FCF V. Dr. James Tananbaum, who is a member of our Board of Directors, is the managing member of each of FCOM V LLC and FCM V LLC. As such: (i) FCOF V and FCF V may be deemed to indirectly beneficially own the securities directly held by FSDH II, (ii) FCOM V LLC may be deemed to indirectly beneficially own the securities directly or indirectly beneficially owned by FCOF V, (iii) FCM V LLC may be deemed to indirectly beneficially own the securities directly or indirectly beneficially owned by FCF V, and (iv) Dr. Tananbaum may be deemed to have voting and investment discretion over the securities directly or indirectly owned by each of FSDH II, FCOF V, FCF V, FCOM V LLC, FCM V LLC (collectively, the Foresite Capital Affiliates). The address of each of the Foresite Capital Affiliates is 900 Larkspur Landing Circle, Suite 150, Larkspur, California 94939.

(15)

Based solely on information reported in a Statement on Schedule 13G, filed with the SEC on February 14, 2022, consists of (i) 3,400,464 shares of Common Stock held directly by Khosla Ventures Seed D, LP (Seed D), and (ii) 2,751,302 shares of Common Stock held directly by Khosla Ventures VII, LP (KV VII). The general partner of Seed D is Khosla Ventures Seed Associates D, LLC (KVSA D) and the general partner of KV VII is Khosla Ventures Associates VII, LLC (KVA VII). As such, KVSA D may be deemed to indirectly beneficially own the securities directly beneficially owned by Seed D, and KVA VII may be deemed to indirectly beneficially own the securities directly beneficially owned by KV VII. Additionally, Vinod Khosla is the managing member of VK Services, LLC and, by virtue thereof, both Mr. Khosla and VK Services, LLC may be deemed to possess power to direct the voting and disposition of securities owned directly or indirectly by each of the other aforementioned entities. The address of each of the aforementioned parties is 2128 Sand Hill Road, Menlo Park, California 94025.

(16)

Based solely on information reported in a Statement on Schedule 13G, Amendment No. 1, filed with the SEC on February 8, 2023, consists of 4,867,984 shares of Common Stock beneficially owned by BML Investment Partners, L.P., a Delaware limited partnership, whose sole general partner is BML Capital Management, LLC. The managing member of BML Capital Management, LLC is Braden M. Leonard. As a result, Braden M. Leonard may be deemed to be the indirect beneficial owner of the shares held directly by BML Investment Partners, L.P. The address of BML Investment Partners, L.P. is 65 E. Cedar - Suite 2, Zionsville, Indiana 46077.

(17)

Based solely on information reported in a Statement on Schedule 13G filed with the SEC on January 23, 2023, consists of 3,139,202 shares of Common Stock directly beneficially owned by Lynx1 Master Fund LP (Lynx1 Fund). Lynx1 Capital Management L.P. (the Investment Manager), a Delaware limited partnership, serves as investment manager to Lynx1 Fund. Lynx1 Capital Management GP LLC (the GP) is the general partner of the Investment Manager, and Mr. Weston Nichols is the sole member of Lynx1 Capital Management GP LLC. As such, each of the Investment Manager, the GP, and Mr. Nichols may be deemed to share voting and investment discretion with respect to the shares directly beneficially owned by Lynx 1 Fund. The address for the foregoing persons is c/o Lynx1 Capital Management L.P., 151 Calle de San Francisco, Suite 200, PMB 1237, San Juan, PR 00901-1607.

EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes information about our equity compensation plans as of December 31, 2022.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (a)	Weighted-average Exercise Price of Outstanding Options (b)(4)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)(2)	8,344,069	$5.94	7,767,224
Equity compensation plans not approved by security holders(3)	925,000	6.36	575,000
	9,269,069	$5.98	8,342,224

(1)
Includes our 2021 Stock Option and Incentive Plan, as amended from time to time.
(2)
The number of shares of common stock reserved for issuance under the 2021 Stock Option and Incentive Plan automatically increased on January 1, 2022 and on each January 1 thereafter by 5% of the number of shares of our common stock outstanding on the immediately preceding December 31 or such lesser number of shares determined by the administrator of the 2021 Plan. Subject to this provision, we added 3,086,717 shares to the 2021 Stock Option and Incentive Plan effective January 1, 2023, which is not included in the table.
(3)
Includes our 2022 Inducement Plan.
(4)
The weighted average exercise price is calculated based solely on outstanding stock options.

STOCKHOLDER PROPOSALS FOR OUR 2024 ANNUAL MEETING OF STOCKHOLDERS

Stockholder Proposals Included in Proxy Statement

In order to be considered for inclusion in our proxy statement and proxy card relating to our 2024 annual meeting of stockholders, stockholder proposals must be received by us no later than December 22, 2023, which is 120 days prior to the first anniversary of the mailing date of this proxy statement, unless the date of the 2024 annual meeting of stockholders is changed by more than 30 days from the anniversary of the Annual Meeting, in which case, the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy card in accordance with the requirements of Rule 14a-8 under the Exchange Act.

Stockholder Proposals Not Included in Proxy Statement and Director Nominations

If you wish to nominate a director or submit a proposal for presentation at the 2024 annual meeting of stockholders, without including such proposal in next year’s proxy statement, you must be a stockholder of record and provide timely notice in writing to our Corporate Secretary at c/o Pardes Biosciences, Inc., 2173 Salk Avenue, Suite 250, PMB#052, Carlsbad, California 92008 no earlier than February 2, 2024 and no later than March 3, 2024. To be timely, we must receive the notice not less than the close of business on the 90th day nor more than the close of business on the 120th day prior to the one year anniversary of the Annual Meeting; provided, however, that in the event the 2024 annual meeting of stockholders is first convened more than 30 days before or more than 60 days after the one year anniversary date of the Annual Meeting, notice by the stockholder to be timely must be received by the Corporate Secretary of the Company not later than the close of business on the later of the 90th day prior to the scheduled date of the 2024 annual meeting of stockholders or the tenth day following the day on which public announcement of the date of such meeting is first made. Your written notice must contain specific information required in Article I, Section 2 of our Amended and Restated Bylaws (Bylaws). For additional information about our director nomination requirements, please see our Bylaws.

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2024 annual meeting of stockholders must provide notice that sets forth all of the information required by Rule 14a-19 under the Exchange Act no later than April 2, 2024 (or, if the 2024 annual meeting of stockholders is called for a date that is not within 30 calendar days of the anniversary of the date of the Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2024 annual meeting of stockholders or the tenth calendar day following the day on which public announcement of the date of the 2024 annual meeting of stockholders is first made by the Company). The required notice should be addressed to Pardes Biosciences, Inc., 2173 Salk Avenue, Suite 250, PMB#052, Carlsbad, California 92008, Attention: Corporate Secretary.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, several brokers with account holders who are our stockholders will be “householding” our Proxy Materials. A single Notice of Internet Availability will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability, please notify your broker or the Company. With respect to the Company, direct your written request to: Pardes Biosciences, Inc., 2173 Salk Avenue, Suite 250, PMB#052, Carlsbad, California 92008, Attention: Corporate Secretary, telephone number (415) 649-8758.

Stockholders who currently receive multiple copies of the Notice of Internet Availability at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no business to be brought before the Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action regarding such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is available without charge upon written request to: Pardes Biosciences, Inc., 2173 Salk Avenue, Suite 250, PMB#052, Carlsbad, California 92008, Attention: Corporate Secretary.

Pardes BiosciencesTM PARDES BIOSCIENCES, INC. ATTN: ELIZABETH LACY 2173 SALK AVENUE, SUITE 250 PMB #052 CARLSBAD, CA 92008 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 31, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PRDS2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 31, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards must be received no later than May 31, 2023.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V02606-P89757 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. PARDES BIOSCIENCES, INC. The Board of Directors recommends you vote FOR the following: 1.Election of three Class II directors to serve for three years until the Annual Stockholders Meeting in 2026. Nominees: For Withhold 1a. Laura J. Hamill 1b. John C. Pottage, Jr., M.D. 1c. Michael D. Varney, Ph.D The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2.Ratification, on an advisory basis, of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2023. NOTE: Transact any other business that is properly brought before the Annual Meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Pardes Biosciences, Inc.'s 2023 Annual Meeting of Stockholders, Proxy Statement and Annual Report for the fiscal year ended December 31, 2022 are available at www.proxyvote.com V02607-P89757 PARDES BIOSCIENCES, INC. Annual Meeting of Stockholders June 1, 2023 8:00 AM PT / 11:00 AM ET This proxy is solicited by the Board of Directors The undersigned stockholder(s) appoint(s) Thomas G. Wiggans and Heidi Henson, or either of them, as proxies, each with the power to appoint his/her substitute, and authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of PARDES BIOSCIENCES, INC. that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM PT / 11:00 AM ET on June 1, 2023 at www.virtualshareholdermeeting.com/PRDS2023, and any adjournment or postponement thereof with discretionary authority as to any other business that may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side